SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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☐	Soliciting Material Pursuant to Section 240.14a-12

AIR PRODUCTS AND CHEMICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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December 15, 2010

Dear Shareholder:

On behalf of your Board of Directors, I am pleased to invite you to attend the 2011 Annual Meeting of Shareholders of Air Products and Chemicals, Inc. to be held at 2:00 p.m., Thursday, January 27, 2011, at the Company’s Corporate Headquarters in Allentown, Pennsylvania.

Admission procedures are explained in the Proxy Statement. We have made arrangements to keep parking and navigating our corporate campus easy for you. I hope you will be able to join us. If you cannot attend the meeting, the Board of Directors wants you to know that, along with the over 18,000 employees of Air Products, we welcome your questions and encourage you to contact our Investor Relations office or visit our website to learn more about your Company.

On December 15, 2010, we sent to our shareholders either a notice containing instructions on how to access our 2010 Proxy Statement and Annual Report on Form 10-K on the Internet or paper copies of the Proxy Statement and Annual Report. These materials contain instructions on how to vote your shares. Even if you do not plan to attend the meeting, please vote your shares through one of the methods available to you.

We look forward to seeing you at the meeting. Directions appear on the last page of these materials.

Cordially,

John E. McGlade

Chairman, President, and Chief Executive Officer

Notice of Annual Meeting of Shareholders

Air Products and Chemicals, Inc.

TIME	2:00 p.m., Thursday, January 27, 2011

PLACE	The Auditorium of the Company’s Corporate Headquarters at 7201 Hamilton Boulevard in Allentown, Pennsylvania. Free parking will be available. Admission procedures are explained on page 5. Directions appear on the last page of this Proxy Statement.

ITEMS OF BUSINESS	1.	To elect the four nominees proposed by the Board of Directors as directors for a three-year term.

	2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending September 30, 2011.

	3.	To conduct an advisory vote on Executive Officer compensation.

	4.	To consider the frequency of advisory votes on Executive Officer compensation.

	5.	To approve Annual Incentive Plan terms to allow continued tax deductibility.

	6.	To attend to such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

RECORD DATE	Shareholders of record at the close of business on November 30, 2010 are entitled to receive this notice and to vote at the meeting.

WAYS TO SUBMIT YOUR VOTE	Instructions on how to vote your shares online are contained in the Notice of Availability of Proxy Materials or on your proxy card. If you received paper copies of your proxy materials by mail, you may also fill in, sign, date, and mail a proxy card or vote using a toll-free telephone number. We encourage you to vote online or by telephone if these options are available to you.

IMPORTANT	Whether you plan to attend the meeting or not, please submit your proxy as soon as possible in order to avoid additional soliciting expense to the Company. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

By order of the Board of Directors, Mary T. Afflerbach Corporate Secretary and Chief Governance Officer December 15, 2010

Important Notice Regarding Internet Availability of Proxy Materials for the

Air Products and Chemicals, Inc. January 27, 2011 Shareholders’ Meeting

The Proxy Statement and Annual Report on Form 10-K for the fiscal year ended

September 30, 2010 are available at www.materials.proxyvote.com/009158.

PROXY STATEMENT

AIR PRODUCTS AND CHEMICALS, INC.

PROXY STATEMENT

We have sent you this Notice of Annual Meeting and Proxy Statement because the Board of Directors (the “Board”) of Air Products and Chemicals, Inc. (the “Company” or “Air Products”) is soliciting your proxy to vote at the Company’s Annual Meeting of Shareholders on January 27, 2011 (the “Annual Meeting”). This Proxy Statement contains information about the items being voted on at the Annual Meeting and information about the Company.

QUESTIONS AND ANSWERS ON VOTING AND THE ANNUAL MEETING

How many shares can vote at the 2011 Annual Meeting?

As of the Record Date, which was November 30, 2010, 214,452,634 shares of Company common stock were issued and outstanding, which are the only shares entitled to vote at the Annual Meeting. Every owner of Company stock is entitled to one vote for each share owned.

Who counts the votes?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the independent inspectors of election.

What is a proxy?

A proxy is your legal appointment of another person to vote the stock that you own in accordance with your instructions. The person you appoint to vote your shares is also called a proxy. You can find an electronic proxy card at www.proxyvote.com that you can use to vote your shares online. If you received these proxy materials by mail, you can also vote by mail or telephone using the proxy card enclosed with these materials.

On the proxy card, you will find the names of the persons designated by the Company to act as proxies to vote your shares at the Annual Meeting. The proxies are required to vote your shares in the manner you instruct.

What shares are included on my proxy card?

If you are a registered shareholder, your proxy card(s) will show all of the shares of Company stock registered in your name with our Transfer Agent, American Stock Transfer & Trust Company, LLC, on the Record Date, including shares in the Investors Choice Dividend Reinvestment and Direct Stock Purchase and Sale Plan administered for Air Products’ shareholders by our Transfer Agent. If you also have shares registered in the name of a bank, broker, or other registered owner or nominee, they will not appear on your proxy card.

How do I vote the shares on my proxy card?

If you received a Notice of Availability of Proxy Materials and accessed these proxy materials online, follow the instructions on the Notice to obtain your records and vote electronically.

If you received these proxy materials by mail, you may vote by signing and dating the proxy card(s) and returning the card(s) in the prepaid envelope. You also can vote online or by using a toll-free telephone number. Instructions about these ways to vote appear on the proxy card. If you vote by telephone, please have your paper proxy card and control number available. The sequence of numbers appearing on your card is your control number, and your control number is necessary to verify your vote.

If you received these proxy materials via e-mail, the e-mail message transmitting the link to these materials contains instructions on how to vote your shares of Company stock and your control number.

Whether your proxy is submitted by mail, telephone, or online, your shares will be voted in the manner you instruct. If you do not specify in your proxy how you want your shares voted, they will be voted according to the Board’s recommendations below:

Item	Board Recommendation

1. Election of the Board’s Four Nominees As Directors	For
2. Ratification of KPMG as the Company’s Independent Registered Public Accountants	For
3. Advisory Vote on Executive Officer Compensation	For
4. Frequency of Advisory Vote	Three Years
5. Annual Incentive Plan Terms	For

How do I vote shares held by a broker or bank?

If a broker, bank, or other nominee holds shares of Company stock for your benefit, and the shares are not in your name on the Transfer Agent’s records, then you are considered a “beneficial owner” of those shares. If your shares are held this way, sometimes referred to as being held in “street name”, your broker, bank, or other nominee will send you instructions on how to vote. If you have not heard from the broker, bank, or other nominee who holds your Company stock, please contact them as soon as possible. If you plan to attend the meeting and would like to vote your shares held by a bank or broker in person, you must obtain a legal proxy, as described in the admission procedures section on page 5.

If you do not give your broker instructions as to how to vote, under New York Stock Exchange (“NYSE”) rules, your broker may vote your shares for you on proposal 2 to ratify the appointment of auditors. Your broker may not vote for you without your instructions on the other items of business. Shares not voted on these other matters by your broker because you have not provided instructions are sometimes referred to as broker nonvotes.

May I change my vote?

Yes. You may revoke your proxy at any time before the Annual Meeting by submitting a later dated proxy card, by a later telephone or on-line vote, by notifying us that you have revoked your proxy, or by attending the Annual Meeting and giving notice of revocation in person.

How is Company stock in the Company’s Retirement Savings Plan voted?

If you are an employee who owns shares of Company stock under the Retirement Savings Plan and you have regular access to a computer for performing your job, you were sent an e-mail with instructions on how to view the proxy materials and provide your voting instructions. Other participants in the Retirement Savings Plan will receive proxy materials and a proxy card in the mail. The Trustee, Fidelity Management Trust Company, will vote shares of Company stock represented by units allocated to your Plan account on the Record Date in accordance with the directions you give on how to vote. The Trustee will cast your vote in a manner which will protect your voting privacy. If you do not give voting instructions or your instructions are unclear, the Trustee will vote the shares in the same proportions and manner as overall Plan participants instruct the Trustee to vote shares allocated to their Plan accounts.

What vote is necessary to pass the items of business at the Annual Meeting?

If a quorum is present at the Annual Meeting, the four director candidates will be elected if they receive a plurality of the votes cast. This means the nominees will be elected unless other candidates properly nominated for election receive a greater number of votes. However, no other candidates have been nominated. If you vote, your shares will be voted for election of all four of the director nominees unless you give instructions to “withhold” your vote for one or more director candidates. Withhold votes will not influence election results. Abstentions and broker nonvotes are not recognized as to election of directors.

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal is required to approve all other proposals. In determining whether each of the other proposals has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Broker nonvotes will have no impact since they are not considered shares entitled to vote on the proposal.

What is a “quorum”?

A quorum is necessary to hold a valid meeting of shareholders. A quorum exists if a majority of the outstanding shares of Company stock are present in person at the Annual Meeting or represented there by proxy. If you vote — including by Internet, telephone, or proxy card — your shares voted will be counted towards the quorum for the Annual Meeting. Withhold votes for election of directors, proxies marked as abstentions, and broker votes are also treated as present for purposes of determining a quorum.

How will voting on any other business be conducted?

We do not know of any business or proposals to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other business is proposed and the chairman of the Annual Meeting permits it to be presented at the Annual Meeting, the signed proxies received from you and other shareholders give the persons voting the proxies the authority to vote on the matter according to their judgment.

When are shareholder proposals for the 2012 Annual Meeting due?

To be considered for inclusion in next year’s proxy statement, proposals and nominations of persons to serve as directors must be delivered in writing to the Secretary of the Company, Air Products and Chemicals, Inc., 7201 Hamilton Boulevard, Allentown, PA 18195-1501 no later than August 11, 2011. To be presented at the meeting, proposals and nominations must be delivered in writing by October 29, 2011 and must comply with the requirements of our bylaws (described in the next paragraph) to be presented at the 2012 Annual Meeting.

Our bylaws require adequate written notice of a proposal to be presented by delivering it in writing to the Secretary of the Company in person or by mail at the address stated above, on or after September 29, 2011, but no later than October 29, 2011. To be considered adequate, the notice must contain other information specified in the bylaws about the matter to be presented at the meeting and the shareholder proposing the matter. A copy of our bylaws can be found in the “Corporate Governance” section of the “Investors” page of our website at www.airproducts.com. A proposal received after October 29, 2011, will be considered untimely and will not be entitled to be presented at the meeting.

What are the costs of this proxy solicitation?

We hired Morrow & Co., LLC to help distribute materials and solicit votes for the Annual Meeting. We will pay them a fee of $8,500, plus out-of-pocket costs and expenses. We also reimburse banks, brokers, and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to you because they hold title to Company stock for you. In addition to using the mail, our directors, officers, employees, and agents may solicit proxies by personal interview, telephone, telegram, or otherwise, although they will not be paid any additional compensation. The Company will bear all expenses of solicitation.

May I inspect the shareholder list?

For a period of 10 days prior to the Annual Meeting, a list of shareholders registered on the books of our Transfer Agent as of the Record Date will be available for examination by registered shareholders during normal business hours at the Company’s principal offices, provided the examination is for a purpose germane to the meeting.

How can I get materials for the Annual Meeting?

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to most of our shareholders via the Internet, instead of mailing printed copies of those materials to each shareholder. On December 15, 2010, we mailed to our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2010. The Notice of Availability of Proxy Materials also instructs you on how to access your proxy card to vote through the Internet.

This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Current Employees.    If you are an employee of the Company or an affiliate who is a participant in the Retirement Savings Plan or who has outstanding stock options, with an internal Company e-mail address as of the Record Date, you should have received e-mail notice of electronic access to the Notice of Annual Meeting, the Proxy Statement, and the Annual Report on Form 10-K for the fiscal year ended September 30, 2010, on or about December 15, 2010. You may request a paper copy of these materials by contacting the Corporate Secretary’s Office. If you do not have an internal Company e-mail address, paper copies of these materials were mailed to your home. Instructions on how to vote shares in your Plan account are contained in the e-mail notice or accompany the paper proxy materials mailed to you.

If you have employee stock options awarded to you by the Company or an affiliate but do not otherwise own any Company stock on the Record Date, you are not eligible to vote and will not receive a proxy card for voting. You are being furnished this Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended September 30, 2010 for your information and as required by law.

What are the admission procedures for the Annual Meeting?

To gain admission to the Annual Meeting, you must present your admission ticket at the Visitor’s Entrance to the Air Products Corporate Headquarters.

Registered shareholders.    If you received a “Notice of Availability of Proxy Materials”, the Notice is your admission ticket. If you received these proxy materials by mail or e-mail, your admission ticket is on the top half of the reverse side of your proxy card, which must be printed if you received it by e-mail.

Shares held through broker, bank, or nominee.    When you vote your shares, either electronically or via your voting instruction form, you will be given the opportunity to check a box indicating that you intend to attend the Annual Meeting. If you check the box, you will be sent a “legal proxy” which will serve as your admission ticket. (Please note, if you check this box, your shares must be voted in person.) Alternatively, you will be admitted if you present a Notice of Availability of Proxy Materials or Voting Instruction Form relating to the Air Products Annual Meeting; however, you must present a legal proxy if you wish to vote your shares in person.

How can I reach the Company to request materials or information referred to in these Questions and Answers?

You may reach us by mail addressed to:

Corporate Secretary’s Office

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, PA 18195-1501,

by calling 610-481-8657, or by leaving a message on our website at:

www.airproducts.com/tmm/tellmemore.asp

PROPOSALS YOU MAY VOTE ON

1.    ELECTION OF DIRECTORS

The Board currently has 11 directors and will continue to have 11 directors after the Annual Meeting. Our Board is divided into three classes for purposes of election, with three-year terms of office ending in successive years.

The Board has nominated four incumbent directors, whose terms are currently scheduled to expire at the Annual Meeting, for election to the Board for terms expiring in January 2014: Mr. Chadwick C. Deaton, Mr. Michael J. Donahue, Ms. Ursula O. Fairbairn, and Mr. Lawrence S. Smith. Biographical information on these nominees and a description of their qualifications to serve as director and similar information about other directors appears beginning on page 9. Each nominee elected as a director is expected to continue in office until his or her term expires, or until his or her earlier death, resignation, or retirement.

The Board has no reason to believe that any of the nominees will not serve if elected. If a nominee is unavailable for election at the time of the Annual Meeting, the Company representatives named on the proxy card will vote for another nominee proposed by our Board or, as an alternative, the Board may reduce the number of directors on the Board.

The Board recommends a vote “FOR” the election of Mr. Deaton, Mr. Donahue, Ms. Fairbairn, and Mr. Smith.

2.    RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

At its meeting held in November 2010, the Audit Committee of the Board approved KPMG LLP of Philadelphia, Pennsylvania (“KPMG”) as independent registered public accountants for the fiscal year ending September 30, 2011 (“fiscal year 2011”). The Board concurs with and requests shareholders to ratify this appointment even though ratification is not legally required. If shareholders do not ratify this appointment, the Audit Committee will reconsider it. Representatives of KPMG will be available at the Annual Meeting to respond to questions. Information on KPMG’s fees for fiscal years 2009 and 2010 appears on page 24.

The Board recommends a vote “FOR” the ratification of the appointment of KPMG LLP as independent registered public accountants for fiscal year 2011.

3.    ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Securities Exchange Act, shareholders may vote to approve or not approve the resolution below on the compensation of the Executive Officers as disclosed in the Compensation Discussion and Analysis and accompanying Executive Compensation Tables and narrative on pages 28-61:

RESOLVED, that the shareholders approve the Executive Officer compensation as discussed and disclosed in the Compensation Discussion and Analysis and the Executive Compensation Tables.

The Board recommends a vote for this resolution. Our Executive Officer compensation program is designed to reward performance that creates long-term shareholder value for you through the following features which are discussed on pages 29-31:

•

Constant performance goals, not tied to current operating or economic conditions, that require the management team to maintain and improve profitability in all economic environments to receive target compensation;

•	A compensation mix weighted toward long-term incentives to reward sustainable growth and profitability;

•	Substantial linkage of Executive Officer compensation to long-term stock performance; and

•	Median pay positioning for average performance, above median pay for above average performance, and below median pay for below median performance.

The Company has a record of providing an Executive Officer compensation program that is strongly aligned with its performance, illustrated by the charts on pages 31 and 32.

Although the vote is non-binding, the Board and the Management Development and Compensation Committee will review the voting results. If there are a significant number of negative votes, we will seek to understand the concerns that influenced the vote, and address them in making future decisions about executive compensation programs.

The Board recommends a vote “FOR” this resolution. As described in the Compensation Discussion and Analysis, our Executive Officer compensation program has been thoughtfully designed to support our long-term business strategies and drive creation of shareholder value. It is aligned with the competitive market for talent, very sensitive to Company performance and oriented to long-term incentives to maintain and improve the Company’s long-term profitability. We believe the program delivers reasonable pay which is strongly linked to Company performance over time relative to peer companies.

4.    FREQUENCY OF ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Securities Exchange Act, shareholders may vote on the resolution below regarding how often the Company will conduct a shareholder advisory vote on Executive Officer compensation. You may vote on whether you prefer an advisory vote every one, two, or three years, or to abstain.

RESOLVED, that the shareholders be provided an opportunity for an advisory vote on the compensation of Executive Officers as required by Section 14A of the Securities Exchange Act at the interval selected.

The Board recommends a vote every three years. As described in the Compensation Discussion and Analysis, the Company’s Executive Officer compensation is designed with a long-term focus. Key elements of the program include performance measures that require creation of shareholder value across economic cycles, long-term orientation of the pay mix to reward the disciplined long-term investments that are fundamental to our business model, and substantial linkage to long-term stock performance. The Board intends that the program be responsive to shareholder concerns, but is concerned that annual votes on the program could foster a short-term focus and undermine some of its most thoughtful features.

The Board is also concerned that annual advisory votes on executive compensation for all public companies will overburden investors and require them to evaluate too many executive compensation programs annually, hindering careful evaluation of the programs. Because of this, annual votes may lead to “one size fits all” formulas for evaluating compensation that will impair the Company’s ability to design its compensation program to align with its business model and performance drivers.

Finally, the Board believes that the Company will be better served by periodic votes on compensation that afford the Committee time to understand concerns and deliberate appropriate responses, and allow shareholders time to see responsive changes. In the event an advisory vote indicates shareholder concern, the Board believes shareholders will be best served if the Board takes the time to understand the issues and thoughtfully develop responsive alternatives.

The Board recommends a vote “FOR” three-year intervals to support the long-term focus of the executive compensation program and allow for thoughtful implementation of changes when needed.

5.    APPROVAL OF ANNUAL INCENTIVE PLAN TERMS

Approximately 400 management level employees worldwide participate in the Company’s Annual Incentive Plan (the “Plan”) and receive awards based on the Company’s performance for the year. The form and amount of bonus awards under the Plan are determined annually by the Management Development and Compensation Committee, taking into consideration the performance of the Company based on performance measures selected by the Committee. The determination of bonus awards under the Plan is described in more detail on pages 37-38.

Under Section 162(m) of the Internal Revenue Code, a bonus award paid under the Plan to certain Executive Officers will not be tax deductible for the Company to the extent the Executive Officer’s nonperformance-based compensation exceeds $1 million unless the award qualifies as “performance based” compensation. The Committee intends that bonuses to be paid to Executive Officers who are subject to Section 162(m) qualify as performance-based compensation exempt from the limitations of Section 162(m). Therefore, as required by Section 162(m), you are asked to approve the following terms which will apply to such bonus awards:

•

The class of persons covered by the Plan will consist of the Executive Officers named in the Summary Compensation Table, including the chief executive officer, and all other executives and key employees.

•

The performance criteria for bonus payments for fiscal year 2012 and later years will be limited to objective tests based on one or more of the following business criteria any of which may be measured in absolute terms, as compared to prior periods, or as compared to another company or companies: return on shareholder’s equity; net income; revenues; cash flow return; profit before interest and taxes; operating margins; total return to shareholders; return on capital employed; operating return on net or gross investment, or various other denominators based upon investment or assets; growth in earnings per share; or growth in cash flow. These criteria may be used individually or in a formula combining two or more criteria such as a sum of two or more criteria or the greatest of two or more criteria.

•	The maximum bonus that may be paid to any one person for any one fiscal year will be $4,000,000.

The amount of future awards under the Plan cannot be determined at this time since they will be based on performance targets set by the Committee in the future and future financial performance of the Company.

The terms of the Plan were last approved by the shareholders in January 2006. The Management Development and Compensation Committee may amend or suspend the Plan; however, no amendment can increase the maximum bonus that may be paid under the Plan. Since 2006, the Plan has been amended to provide that the Management Development and Compensation Committee may require repayment of any bonus awarded under the Plan or rescind any bonus not yet delivered under the Plan if: award of the bonus was based on financial results that are subsequently the subject of a restatement; the Committee determines that the participant engaged in misconduct that resulted in the need for the restatement; and a lower bonus would have been awarded based on the restated results.

The Board recommends a vote “FOR” the approval of the above Annual Incentive Plan terms in order to permit the continued exclusion of compensation payable under the Annual Incentive Plan from the deduction limitations imposed by Section 162(m) of the Internal Revenue Code.

THE BOARD OF DIRECTORS

The Board is composed of a diverse group of leaders in their respective fields. Many of the current directors have leadership experience at major domestic and international companies with operations inside and outside the United States and experience on other companies’ boards, which provide an understanding of different business processes, challenges, and strategies. Others have experience in government relations or key market sectors which reflect our customer base, or financial or governance expertise. All have personal traits such as candor, integrity, commitment, and collegiality that are essential to an effective board of directors.

Information follows about the age and business experience, as of December 1, 2010, of the nominees up for election and the directors continuing in office, and information on the particular experiences, qualifications, attributes, and skills of each director nominee that led the Board to conclude that such person should serve as a director. Each nominee has consented to being nominated for director and has agreed to serve if elected. All of the nominees are currently directors.

Directors Standing for Election this Year for a Term Expiring at the Annual Meeting in 2014

CHADWICK C. (CHAD) DEATON, age 58. Chairman and Chief Executive Officer of Baker Hughes Incorporated. Director of the Company since 2010.

Chadwick C. Deaton is Chairman of the Board and Chief Executive Officer of Baker Hughes Incorporated, an oilfield services and products provider with operations in over 90 countries. He joined Baker Hughes in 2004. Previously, Mr. Deaton was President and Chief Executive Officer of Hanover Compressor Company (now Exterran Holdings, Inc.); and Senior Advisor and Executive Vice President of Schlumberger Oilfield Services. Mr. Deaton is a director of Ariel Corporation, a private manufacturer of gas compressor equipment. He was a director of CARBO Ceramics, Inc., a provider of products and engineering services to the oil and natural gas industry, from 2005 to 2009, when Baker Hughes merged with a major customer of CARBO. He is also a former director of Hanover Compression Company. He is a director of Junior Achievement of Southeast Texas, Houston Achievement Place, Greater Houston Partnership and a member of the National Petroleum Council, the Society of Petroleum Engineers’ Industrial Advisory Council, and the University of Wyoming Petroleum and Chemical Engineering Advisory Board. Mr. Deaton earned a Bachelor’s degree in geology from the University of Wyoming.

As the chairman and chief executive officer of a global publicly held corporation, Mr. Deaton brings to the Board international business experience and executive leadership experience in operations, technology, talent management, and governance. In addition, his 30-year career in chemicals and energy businesses provides him with expertise in key customer segments for the Company.

MICHAEL J. DONAHUE, age 52. Former Group Executive Vice President and Chief Operating Officer of BearingPoint, Inc. Director of the Company since 2001.

Michael J. Donahue currently serves as a consultant to the technology industry. From January 2000 to March 2005, Mr. Donahue was the Group Executive Vice President and Chief Operating Officer of BearingPoint, Inc., a consulting and systems integration firm. Prior to January 2000, Mr. Donahue served as managing partner, solutions, for the consulting division of KPMG LLP, the global accounting firm, as a member of the boards of directors of KPMG LLP U.S. and KPMG Consulting KK Japan, and as Chairman of the Supervisory Board of KPMG Consulting AG based in Germany. Mr. Donahue is also a director of GSI Commerce, Inc., a provider of e-commerce and interactive marketing services. He was the Chairman of The Orchard Enterprises, Inc., an independent distributor of digital music and video, until its merger with Digital Music Group earlier this year. He is a former director of Arbinet-thexchange, Inc., a telecommunications solutions provider. He served as a member of the Board of Advisors of the College of Commerce and Finance of Villanova University. Mr. Donahue received a Bachelor’s degree in economics and history from the University of Pennsylvania and is a graduate of the International Management Program at the Wharton School.

Mr. Donahue has extensive international management and marketing experience and a deep understanding of information technology capabilities, data protection, and security. In addition, his service on other public boards has provided him significant corporate governance, mergers and acquisitions, and financial experience.

URSULA O. FAIRBAIRN, age 67. President and Chief Executive Officer, Fairbairn Group, LLC. Director of the Company since 1998.

Ursula O. Fairbairn is President and Chief Executive Officer of Fairbairn Group LLC (a human resources and executive management consulting company). She served as Executive Vice President, Human Resources & Quality, American Express Co. (a diversified global travel and financial services company) from December 1996 until her retirement in March 2005. Prior to that, she was Senior Vice President of Human Resources at Union Pacific and had 18 years of sales and marketing experience at International Business Machines Corp., where she managed a 10,000 person sales force, in addition to 6 years in human resources. She is also a director of Sunoco Inc. and VF Corporation. Ms. Fairbairn was a director of Centex Corporation from July 2005 until August 2009 when it merged with Pulte Homes. Ms. Fairbairn is also a former director of Circuit City Stores, Inc., General Signal Corporation, Menasha Corporation, and Armstrong World Industries, Inc. She was a White House Fellow from 1973-1974, working directly for the Secretary of Treasury. Ms. Fairbairn holds a Bachelor’s degree in mathematics from Upsala College and received a Master’s degree from Harvard’s Graduate School of Education.

Ms. Fairbairn has over 40 years of leadership experience at complex global companies. She is an expert in management development and compensation and possesses strategic planning, managerial, government, and marketing experience. Her service on other Boards has given her a wealth of governance experience and background in environmental, safety and other public policy issues. She also has experience in the energy, electronics, technology, and transportation industries.

LAWRENCE S. SMITH, age 63. Former Chief Financial Officer of Comcast Corporation. Director of the Company since 2004.

Lawrence S. Smith is the retired Executive Vice President and Co-Chief Financial Officer at Comcast Corporation, a provider of broadband cable networks, where he was responsible for all corporate development, internal reporting, external reporting, taxation, and other administrative matters at the firm. Before joining Comcast in 1988, Mr. Smith served as Chief Financial Officer at Advanta Corporation, a financial services corporation, and as a tax partner and head of the mergers and acquisitions practice at Arthur Andersen LLP. He has been recognized numerous times as a leading Chief Financial Officer including being named among America’s Best Chief Financial Officers by Institutional Investor magazine in 2007, 2006, and 2004. Mr. Smith is also a director of GSI Commerce Inc. and Tyco Electronics Ltd. His community activities have included board positions with the YMCA of Greater Philadelphia and Vicinity, Meadowood Corporation, Thomas Jefferson University, and Ithaca College. He received his Bachelor’s degree in finance from Ithaca College.

Mr. Smith brings many years of public company experience from his years as chief financial officer of a large public company and from service on the boards of public companies. His significant experience with complex financial and operational issues combined with his knowledge of public reporting requirements and processes brings accounting, financial management and operational insight to the Board. He also has extensive mergers and acquisitions and corporate finance experience.

Directors Continuing in Office Until the Annual Meeting in 2012

MARIO L. BAEZA, age 59. Founder and Controlling Shareholder of Baeza & Co. and Founder and Executive Chairman of V-Me Media, Inc. Director of the Company since 1999.

Mario L. Baeza is Chairman and Chief Executive Officer of The Baeza Group, LLC and Baeza & Co., LLC, an investment firm specializing in private equities aimed at the U.S. Hispanic market and hedge funds anchored in global macro strategies. He is also the Founder and Executive Chairman of V-Me Media, Inc., a national Spanish language television network. He is a former Chairman and CEO of TCW/Latin America Partners, LLC, a private equity capital firm. Previously, Mr. Baeza was President of Wasserstein Perella International Limited and Chairman and CEO of Grupo Wasserstein Perella, a Latin America focused joint venture between Baeza & Co. and Wasserstein Perella. Early in his career, Mr. Baeza was a partner of Debevoise & Plimpton where he specialized in mergers and acquisitions and the structuring of private equity funds and investments. Mr. Baeza is also a director of Ariel Mutual Fund Group, Brown Shoe Company, Inc., Israel Discount Bank of New York, and Urban America LLC; and a former director of Tommy Hilfiger. He is a current and former board member of numerous non-profit boards including eMusic, Council on Foreign Relations, The Hispanic Federation, Catholic Charities, the NAACP Legal Defense and Educational Fund, the Philharmonic-Symphony Society of New York and Channel Thirteen/WNET. Mr. Baeza is a Phi Beta Kappa graduate of Cornell University and a graduate of Harvard Law School. He has been a Herman Phleger Visiting Professor of Law at Stanford and a lecturer in law at Harvard law School.

Mr. Baeza brings to the Board experience as an entrepreneur and chief executive of a broad range of businesses, ranging from merchant banking to media access. In addition to this leadership experience, his background as a corporate and finance lawyer, business ventures, civic activities, and service on other boards provide him with extensive experience in reviewing and analyzing business opportunities, mergers and acquisitions, and government relations, as well as international and governance experience.

EDWARD E. HAGENLOCKER, age 71. Former Vice Chairman of Ford Motor Company and former Chairman of Visteon Automotive Systems. Director of the Company since 1997.

Edward E. Hagenlocker joined Ford Motor Company as a research scientist in 1964. He was elected Vice President and named General Manager of Truck Operations in 1986, appointed Vice President of General Operations for Ford North American Automotive Operations in 1992, and appointed Executive Vice President in 1993. He was elected President of Ford Automotive Operations in 1994 and Chairman, Ford of Europe in 1996. He served as Vice Chairman of Ford Motor Company in 1996 and Chairman of Visteon Automotive Systems from 1997 until his retirement in 1999. Mr. Hagenlocker is also a director of AmeriSource Bergen Corporation and Ingersoll-Rand Company Limited. He is a former director of Trane, Inc., Alcatal Lucent, Lucent Technologies Inc., Office Max Corporation, and Boise Cascade Corporation. Mr. Hagenlocker earned Bachelor’s and Master’s degrees in engineering physics from Ohio State University, a Master’s degree in business administration from Michigan State University, and a Doctorate in physics from Ohio State.

In his distinguished career at Ford, which included international assignments as well as leadership of several key divisions during pivotal transitions, Mr. Hagenlocker gained extensive experience in engineering, operations, manufacturing, productivity, supply chain, marketing, international business, public relations, and talent management. Through both position and education, he has a wealth of technology and financial experience. Through his service on other boards, he also brings extensive governance and mergers and acquisition experience to our Board.

JOHN E. McGLADE, age 56. Chairman, President, and Chief Executive Officer of the Company. Director of the Company since 2007.

John E. McGlade is Chairman, President, and Chief Executive Officer of the Company. He joined Air Products in 1976 and held various positions of increasing responsibility, including General Manager of the Chemicals and Process Industries Division; Vice President of the Chemicals and Process Industries Division; Vice President and General Manager, Chemicals and Process Industries, and Energy Systems; Vice President and General Manager, Performance Materials Division; Vice President, Chemicals Group business divisions; and Group Vice President, Chemicals Group, in which he had global responsibility for the Group, as well as the company’s industrial gas and chemicals manufacturing organization, and Environment, Health, Safety and Quality. He was appointed President and Chief Operating Officer in 2006 before assuming his current position. Mr. McGlade serves on the board of directors of the American Chemistry Council and is a trustee of Lehigh University. Mr. McGlade earned a Bachelor’s degree in industrial engineering and a Master’s degree in business administration from Lehigh University.

Mr. McGlade brings to the Board strong leadership, extensive management, international, and operating experience, and a deep understanding of the industrial gas and specialty chemicals business. During his nearly 35 years at Air Products, he has developed extensive knowledge of the Company, its customers, investors, challenges and strengths, and strong relationships with the Company’s customers, suppliers, and investors. He provides the Board with candid insights into the Company’s industry, operations, management team, and strategic strengths and weaknesses.

Directors Continuing in Office Until the Annual Meeting in 2013

WILLIAM L. DAVIS, III, age 67. (Presiding Director) Former Chairman, President, and Chief Executive Officer of RR Donnelley. Director of the Company since 2005.

William L. Davis is the Retired Chairman, President, and Chief Executive Officer of R.R. Donnelley & Sons Company. Mr. Davis joined R.R. Donnelley & Sons Company in 1997 as Chairman and Chief Executive Officer. He retired as Chairman, President, and Chief Executive Officer in February 2004. Prior to joining R.R. Donnelley, during a twenty year career at Emerson Electric Company, he held a variety of positions, including President of Appleton Electric Company and Skil Corporation, and Senior Executive Vice President for the Emerson Tool Group, the Industrial Motors and Drives Group, and the Process Control Group. Early in his career, he served at various positions for Sears, Roebuck & Co. Mr. Davis serves on the Board of Directors of Marathon Oil Corporation and is a former director of Mallinckrodt, Inc. He also serves on the Board of Directors of Northshore University Health System, previously serving as Chairman of the Board. Mr. Davis graduated from Princeton University in 1965 with a Bachelor’s degree in politics.

As a former chairman and chief executive officer, Mr. Davis has leadership and managerial experience and has dealt with many of the major issues, such as financial, strategic, governance, acquisitions, capital allocation, government, and stockholder relations, that the Company faces as a public company. Through his service on the boards of directors of three other public companies and years at Emerson, Mr. Davis also has experience in key business sectors that use the Company’s products and services, specifically the chemicals and processing, energy and refining, and electronics industries. Finally, he has extensive experience in several areas that are key enablers for the Company’s success: marketing, talent management, supply chain, and continuous improvement.

W. DOUGLAS FORD, age 66. Former Chief Executive, Refining and Marketing, of BP Amoco plc. (“BP”). Director of the Company since 2003.

W. Douglas Ford served as Executive Vice President of BP plc and its predecessor, Amoco Corporation, from 1993-1999. In 1999 he was named Chief Executive, Refining and Marketing of BP, where he was chief executive officer of BP’s global downstream operations, which included accountability for the refining, marketing, and transportation network of the company, as well as the aviation fuels business, the marine business, and BP shipping. Mr. Ford retired from BP in March 2002. Prior to the merger of BP and Amoco, Mr. Ford held a number of senior positions during his 30-year career with Amoco, most recently as executive vice president of Amoco Corporation and President of Amoco Oil, with responsibility for Amoco’s petroleum products sector and worldwide engineering and construction operations. Mr. Ford is also a director of Suncor Corporation and USG Corporation, and a former member of the board of UAL Corporation and BP. He is a Trustee and fellow of the University of Notre Dame. Mr. Ford received his Bachelor’s degree in chemical engineering from the University of Notre Dame and his doctorate from Northwestern University.

From his leadership of a complex global organization, Mr. Ford brings refining, engineering, operations, marketing, and international experience to the Board. He has in-depth understanding of the energy business, and his long career in a process industry gives him extensive experience with safety and environmental issues. In addition, his leadership of a global organization and service on other boards bring broad talent management, corporate governance, and financial experience.

EVERT HENKES, age 66. Former Chief Executive Officer of Shell Chemicals Ltd. Director of the Company since 2006.

Evert Henkes served as Chief Executive Officer of the Global Chemical Business of Royal Dutch Shell plc from 1998 to April 2003. Mr. Henkes worked for Royal Dutch Shell plc for 30 years, during which time he held a number of executive positions in Europe and Asia Pacific, including Chairman of Bassel, Managing Director of Shell Chemicals UK Ltd., Managing Director of Shell UK, and President of Billiton Metals. He also served as a director of regional and global industrial bodies, including European Chemical Industry Council (CEFIC) and International Council of Chemical Associations, and was Chairman of the International Long Range Research Initiative, a joint effort between CEFIC and the Chemical Manufacturers Association (now the American Chemistry Council). He currently serves as a director for Sembcorp Industries Ltd., Tate & Lyle PLC, and Outokumpu Oyj. He also served as a director of BPB PLC and CNOOC Ltd. Mr. Henkes holds a Bachelor’s degree in agricultural economics from Cornell University, USA.

Mr. Henkes brings a wealth of international business experience to our Board, including in particular experience in the emerging Asian markets which are a key growth focus of the Company. In addition, Mr. Henkes is an industry veteran with deep understanding of the chemicals and process industry, including safety and environmental issues. From his leadership of a complex global business at Shell and his service on other boards, he also brings broad experience in marketing, government relations, mergers and acquisitions, and talent management.

MARGARET G. McGLYNN, age 51. Former President, Global Vaccine and Infectious Disease Division, Merck & Co., Inc. Director of the Company since 2005.

Margaret G. McGlynn served as President, Global Vaccine and Infectious Disease Division of Merck, a global pharmaceutical company, from 2007 until her retirement in 2009, where she was responsible for a portfolio of more than $7 billion in global sales. She led the introduction of several new vaccine products and anti-infective therapies, expanded Merck’s vaccine and infectious disease business globally, and launched several initiatives to provide access to its vaccines and HIV therapies in the developing world. Earlier she served as President, U.S. Human Health, from 2003 to 2005, and in 2005 she was named President, Merck Vaccine Division. Ms. McGlynn was a member of the Global Alliance for Vaccines and Immunization Board and Executive Committee from 2006 to 2008, which provides access to essential vaccines in the world’s poorest countries. She currently serves as a commissioner for the Center for Strategic and International Studies Commission on Global Health, which advised the Obama Administration on its global health strategy. She is also a director of Amicus Therapeutics and a former director of Quidel Diagnostics. Her current non-profit service includes serving on the board of the International AIDS Vaccine Institute, the Industrial Advisory Council for the State University of New York at Buffalo School of Pharmacy and Pharmaceutical Sciences, and the school board for Abington Friends School. Ms. McGlynn is also a co-founder of the Hillerman Institute for Developing World Vaccine Research. She earned a Bachelor’s degree in pharmacy and a Master’s of business administration in marketing from State University of New York at Buffalo.

From her management of a global pharmaceutical business, Ms. McGlynn brings extensive experience in government relations and public policy, international marketing, mergers and acquisitions and talent management. She has expertise in productivity, and a deep understanding of the healthcare business which is an important customer base for the Company.

Compensation of Directors

During fiscal year 2010, Board members who were not employed by the Company received an annual retainer for Board service of $60,000. Committee chairs received an additional retainer of $15,000 and the presiding director received an additional annual retainer of $15,000. Meeting fees of $2,000 per meeting were paid for participating in Board and committee meetings. Directors who meet with employees of the Company or a third party at the request of the Company or to satisfy a requirement of law or listing standard receive the meeting fee for such service. Retainers and meeting fees are paid quarterly in arrears. In addition to retainers and meeting fees, directors receive an annual grant of deferred stock units with a value of approximately $100,000 (rounded up to nearest whole share) on the date of the annual shareholders’ meeting. In addition, new directors receive a grant of deferred stock units with a value of approximately $100,000 (rounded up to the nearest whole share) when they join the Board.

Directors may voluntarily defer all or a part of their cash retainers and their meeting fees. At the election of each director, voluntarily deferred fees may be credited to deferred stock units or to an account which is credited with interest based on long-term corporate bond yields. All directors with deferred fees have chosen deferred stock units. Deferred stock units entitle the director to receive one share of Company stock upon payout, which usually occurs after the director’s service on the Board is over. Deferred stock units are credited with “dividend equivalents” equal to the dividends that would have been paid on one share of stock for each unit owned by the director on dividend record dates. Deferred retainers and meeting fees (plus dividend equivalents earned on the director’s existing deferred stock units account during a quarter) are converted to deferred stock units based on the fair market value of a share of Company stock on the third to last business day of the quarter.

Directors are reimbursed for expenses incurred in performing their duties as directors. The Company covers directors under its overall directors and officers liability insurance policies. Directors are also covered by the business travel accident policy maintained by the Company and are eligible to participate in the Company’s charitable matching gift program. Under this program, the Company matches donations made by employees and directors to qualifying educational organizations up to $5,000 per year and matches, at twice the amount, donations made to qualifying arts and cultural organizations up to $1,000 per year.

To emphasize the importance of long-term alignment with shareholders, the Board has adopted stock ownership requirements for directors. Directors are expected to own shares or share equivalents with a value (based on the NYSE closing price) equal to five times the annual cash retainer by the end of the fifth fiscal year after joining the Board. Directors are expected to increase their holdings to reflect an adjustment in the annual cash retainer within a reasonable period of time following the adjustment. Once a director has met the requirement, if there is a subsequent decline in the Company’s share price that causes the director’s ownership level to fall below this guideline, the director is not expected to purchase additional shares to meet the guideline but is expected to refrain from selling or transferring shares until the guideline is again satisfied.

During fiscal year 2010, the Corporate Governance and Nominating Committee engaged an external compensation consulting firm to conduct a competitive assessment of the Company’s director compensation. Based on the assessment, the Board determined not to increase or otherwise change its compensation for fiscal year 2011.

2010 Director Compensation

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards ($)(3)	All Other Compensation(4)	Total

M. L. Baeza	$121,000	$100,075	$0	$0	$221,075
W. L. Davis, III	$128,750	$100,075	$0	$0	$228,825
C. C. Deaton	$7,000	$100,062	$0	$0	$107,062
M. J. Donahue	$119,750	$100,075	$0	$5,000	$224,825
U. O. Fairbairn	$109,750	$100,075	$0	$2,000	$211,825
W. D. Ford	$127,250	$100,075	$0	$0	$227,325
E. E. Hagenlocker	$132,750	$100,075	$0	$0	$232,825
E. Henkes	$112,000	$100,075	$0	$0	$212,075
M. G. McGlynn	$110,000	$100,075	$0	$0	$210,075
L. S. Smith	$131,000	$100,075	$0	$5,000	$236,075

(1)

Certain directors elected to defer some or all of their cash retainers and meeting fees as described above. Any voluntary deferrals are included in this column. This column reflects additional retainers for committee chairs and for services as the presiding director.

(2)

This column shows the grant date fair value of the annual deferred stock unit grant for 2010 and Mr. Deaton’s initial stock grant, each calculated in accordance with FASB ASC Topic 718. Deferred stock units earned by directors are fully expensed on the Company’s financial statements at the market value of a share of stock on the date of grant. All deferred stock units credited to directors are fully vested.

(3)

The Company granted stock options to directors under the Company’s Stock Option Program for Directors from 1993-2005. This program was discontinued in 2006. As of September 30, 2010, the following directors had the indicated outstanding options:

M. L. Baeza	8,000
M. J. Donahue	4,000
U. O. Fairbairn	10,000
W. D. Ford	4,000
E. E. Hagenlocker	10,000
L. S. Smith	2,000

(4)	Amounts in this column reflect matching contributions under the Company’s charitable matching gift program.

CORPORATE GOVERNANCE

Our business is managed by our employees under the direction and oversight of the Board. We keep Board members informed of our business through discussions with management, materials we provide to them, visits to our offices, and their participation in Board and Board committee meetings.

The Board has adopted Corporate Governance Guidelines for the Company in order to assure that it has the necessary practices in place to govern the Company in accordance with the interests of the shareholders. The Guidelines set forth the governance practices the Board follows, including with respect to director independence and qualifications, director responsibilities, access to management and independent advisors, director compensation, director orientation and education, chief executive officer performance assessment, management succession, and assessment of Board and committee performance. The Governance Guidelines are available on the Company’s website at: http://www.airproducts.com/Responsibility/Governance/Guidelines.htm and are available in print upon request. (Information contained on our website is not part of this proxy statement.) The Board regularly reviews corporate governance developments and modifies these Guidelines as warranted.

Director Independence

The Board has affirmatively determined that all of the Company’s directors, except Mr. McGlade, qualify as independent under the NYSE corporate governance listing standards. In determining independence, the Board determines whether directors have a material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of directors. When assessing materiality, the Board considers all relevant facts and circumstances including, without limitation, transactions between the Company and the director, family members of directors, or organizations with which the director is affiliated. The Board further considers the frequency and dollar amounts associated with any of these transactions and whether the transactions were in the ordinary course of business and were consummated on terms and conditions similar to those with unrelated parties.

In its determination, the Board applies the specific tests for independence included in the NYSE listing standards. In addition, the Board has determined, in its business judgment, that the following categories of relationships are immaterial for purposes of making an independence determination:

•

Any business transactions or relationships involving sales or purchases of goods or services between the Company and a director’s employer or an employer of a director’s family member which occurred more than three years prior to the independence determination or involve less than 1% of such employer’s annual consolidated gross revenues; provided the transaction takes place on the same terms and conditions offered to third parties or on terms and conditions established by competitive bid, and the director’s or family member’s compensation is not affected by the transaction;

•

Charitable contributions by the Company to an organization in which the director or his or her immediate family member serves as an executive officer, director, or trustee that occurred more than three years prior to the independence determination, were made pursuant to the Company’s matching contributions program, or were less than the greater of $1 million or 2% of the organization’s gross revenues;

•

Membership of a director in the same professional association, social, fraternal, or religious organization or club as an Executive Officer of the Company (the Executive Officers are listed on page 26);

•	A director’s past matriculation at the same educational institution as an Executive Officer of the Company;

•	A director’s service on the Board of another public company on which an Executive Officer of the Company also serves as a Board member, except for prohibited compensation committee interlocks; and

•	A director’s service as a director, trustee, or executive officer of a charitable or educational organization where an Executive Officer of the Company also serves as a director or trustee.

Notwithstanding the above, the Company’s Corporate Governance Guidelines provide that no director may serve on the Audit Committee or Management Development and Compensation Committee of the Board if he or she has received, within the past or preceding fiscal year, any compensatory fee from the Company other than for Board or committee service; and no director may serve on the Management Development and Compensation Committee of the Board unless the director qualifies as an “outside director” under U.S. tax laws pertaining to deductibility of executive compensation.

On an annual basis, each member of the Board is required to complete a questionnaire designed in part to provide information to assist the Board in determining whether the director is independent under NYSE rules and our Corporate Governance Guidelines. In addition, each director or potential director has an affirmative duty to disclose to the Corporate Governance and Nominating Committee relationships between and among that director (or an immediate family member), the Company, and/or the management of the Company.

The Corporate Governance and Nominating Committee reviews all relationships and transactions for compliance with the standards described above and makes a recommendation to the Board, which makes the independence determination. For those directors identified as independent, the Company and the Board are aware of no relationships or transactions with the Company or management other than of a type deemed immaterial in accordance with the guidelines described above. Charitable contributions by the Company to an organization in which Mr. Baeza’s spouse is an executive officer and routine purchases and sales of products involving Mr. Deaton’s employer were deemed immaterial.

Executive Sessions

The independent directors regularly meet without the chief executive officer (“CEO”) or other members of management present in executive sessions that are scheduled during at least four Board meetings each year. In addition, the CEO performance review is conducted in executive session, and the Audit, Management Development and Compensation, and Corporate Governance and Nominating Committees periodically meet in Executive Session. Board executive sessions, including the CEO performance review, are led by the presiding director, currently Mr. Davis.

Board Meetings and Attendance

During our fiscal year ending September 30, 2010 (“fiscal year 2010”), there were fifteen meetings of our Board. Board and committee attendance averaged 98% for the Board as a whole, and no director attended less than 75% of the combined total of meetings of the Board and the committees on which they were serving. In accordance with the Company’s Corporate Governance Guidelines, all directors are expected to attend the Company’s annual meeting of shareholders unless they have an emergency or unavoidable schedule conflict. All directors attended the last annual meeting.

Shareholder Communications

Shareholders and other interested parties may communicate with the independent directors by sending a written communication in care of the Corporate Secretary’s Office at the address on page 5. The Board has adopted a written procedure for collecting, organizing, and forwarding direct communications from shareholders and other interested parties to the independent directors. A copy of the procedure is available upon request.

Code of Conduct

The Board has adopted its own Code of Conduct that is intended to affirm its commitment to the highest ethical standards, integrity, and accountability among directors and that focuses on areas of potential ethical risk and conflicts of interest especially relevant to directors. The Company also has a Code of Conduct for officers and employees. This Code of Conduct addresses such topics as conflicts of interest, confidentiality, protection and proper use of Company assets, and compliance with laws and regulations. Both Codes of Conduct can be found on the website at http://www.airproducts.com/Responsibility/Governance/codeofconduct.htm and are available in print to any shareholder who requests them.

Transactions with Related Persons

The Company did not engage in any reportable related person transactions in fiscal year 2010.

The Board recognizes that transactions with related persons can present actual or potential conflicts of interest and wants to ensure that Company transactions are based solely on the best interests of the Company and its shareholders. Accordingly, the Board has delegated responsibility to the Audit Committee to review transactions between the Company and related persons. The Audit Committee has adopted a written policy providing procedures for review of related person transactions.

A related person transaction is a transaction between the Company and a director, Executive Officer, or 5% shareholder; an immediate family member of a director, Executive Officer, or 5% shareholder; or a company or other entity in which any of these persons have a material interest. Pursuant to the Audit Committee policy, related person transactions must be preapproved by the Committee or, in the event of an inadvertent failure to bring the transaction to the Committee for preapproval, ratified by the Committee. In deciding whether to approve or ratify a related person transaction, the Committee considers the benefits of the transaction to the Company, the impact on a director’s independence if a director or a director’s family member or affiliate is involved, the availability of comparable sources for products and services, the terms of the transaction, and terms available to third parties for similar transactions. The Committee chairman is authorized to approve related person transactions when it is impractical or undesirable to wait until the next Committee meeting for approval. Such transactions must be reported to the Committee at the next meeting.

Diversity Policy

While the Board has not adopted a formal policy on diversity, the Company’s Governance Guidelines provide that, as a whole, the Board should include individuals with a diverse range of experience to give the Board depth and breadth in the mix of skills represented. The Board seeks to include an array of skills and experience in its overall composition rather than requiring every director to possess the same skills, perspective, and interests. This guideline is implemented by seeking to identify candidates that bring diverse skills sets, backgrounds, and experiences, including ethnic and gender diversity, to the Board when director candidates are needed.

Board Leadership Structure

As provided in our Governance Guidelines, the Board does not have a policy on whether the roles of Chairman of the Board and CEO should be separate or whether the Chairman of the Board should be independent. The Board determines which structure is in the best interests of the Company at any given time.

At present Mr. McGlade serves as both CEO and Chairman and the Board also has an independent Presiding Director. Mr. McGlade became CEO in 2007. The Board determined that Mr. McGlade should also serve as Chairman in 2008 after an in-depth review of alternative leadership structures. The Board decided to combine the roles because it has a high level of confidence in Mr. McGlade’s leadership and willingness to work closely and transparently with the independent directors, and believes the Company is best served at this time by unified leadership of operations and oversight of the Company, which ensures that the Board and management act with common purpose. The Board also believes that maintaining equality among the independent directors fosters collegiality and openness among directors which leads to probing discussions, robust debate, and open exchange of ideas. Finally, the Board is satisfied that the independent directors have ample opportunities to execute their responsibilities independently through numerous executive sessions held throughout the year at both the Board and Committee level, substantial interactions with members of the management team other than the CEO, and the leadership of the Presiding Director and the Committee chairs.

The Company’s Governance Guidelines provide that the Presiding Director’s responsibilities include:

•	Presiding at executive sessions of the Board and any other time the Chairman is not present and communicating feedback to the CEO.

•	Determining agenda for executive sessions of non-management directors.

•	Leading evaluation of CEO performance in concert with the Management Development and Compensation Committee.

•	Principal authority to convene a meeting of independent directors.

The Presiding Director is elected by majority vote of the Board for a two-year term. Mr. Davis is currently the Presiding Director.

Role in Risk Oversight

The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its Committees providing oversight in connection with those efforts. Management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies. Responsibility for risk oversight rests with the full Board. The Board formally reviews the Company’s risk management processes and policies periodically, including an inventory of key risks and associated monitoring, control, and mitigation activities; but the Board primarily exercises its risk oversight responsibility through meetings, discussions, and review of management reports and proposals. Consideration of risk is inherent in the Board’s consideration of the Company’s long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters. Committees help the Board carry out this responsibility by focusing on specific key areas of risk inherent in our business:

•

The Audit Committee oversees risks associated with financial and accounting matters, including compliance with legal and regulatory requirements, and the Company’s financial reporting and internal control systems.

•

The Corporate Governance and Nominating Committee oversees risks associated with corporate governance, including Board structure, director succession planning, and allocation of authority between management and the Board.

•	The Environmental, Safety and Public Policy Committee oversees operational risks such as those relating to employee and community safety, health, environmental, and security matters.

•	The Finance Committee oversees risks associated with financial instruments, financial policies and strategies, pension funding, and capital structure.

•

The Management Development and Compensation Committee helps ensure that the Company’s executive compensation policies and practices support the retention and development of executive talent with the experience required to manage risks inherent to the business and do not encourage or reward excessive risk-taking by our executives.

The Board receives regular reports from the Committees about their activities in this regard.

COMMITTEES OF THE BOARD

The Board has five standing committees which operate under written charters approved by the full Board: Audit; Corporate Governance and Nominating; Environmental, Safety and Public Policy; Finance; and Management Development and Compensation. In accordance with NYSE listing standards, none of the directors who serve on the Audit, Corporate Governance and Nominating, or Management Development and Compensation Committees have ever been employed by the Company, and the Board has determined in its business judgment that all of them are “independent” from the Company and its management in accordance with the guidelines described above in “Director Independence”. The charters of all the committees can be viewed on the Company website at http://www.airproducts.com/Responsibility/Governance/boardofdirectors/committees.htm and are available in print to any shareholder upon request. The Company’s bylaws also provide for an Executive Committee. The chart below identifies directors who were members of each committee at the end of fiscal year 2010, the number of meetings held by each committee during fiscal year 2010, and the committee chairs at the end of fiscal year 2010:

Name	Audit	Corporate Governance and Nominating	Environmental, Safety and Public Policy	Executive	Finance	Management Development & Compensation

M. L. Baeza			C	X		X
W. L. Davis		C		X		X
M. J. Donahue	X		X
U. O. Fairbairn		X		X	X
W. D. Ford	X			X	C
E. E. Hagenlocker		X				C
E. Henkes	X		X
J. E. McGlade				C
M. G. McGlynn	X		X
L. S. Smith	C				X
2010 Meetings	8	5	2	0	3	6

            C=Chairman

Audit Committee

The Board has determined that all of the Audit Committee members are “financially literate” and that Mr. Smith qualifies as an “audit committee financial expert” as defined by SEC regulations and NYSE listing standards. The Committee operates under a written charter. The Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accountant. The Committee reviews the appropriateness, quality, and acceptability of the Company’s accounting policies, the integrity of financial statements reported to the public, significant internal audit and control matters and activities, the Company’s policies and processes for risk assessment and management, and compliance with legal and regulatory requirements. The Committee discusses with the Company’s internal auditor and independent registered public accountant the overall scope and plans for their respective audits. The Committee regularly meets with the internal auditor and the independent registered public accountant, with and without management present, to discuss the results of their audits, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee also reviews compliance with the Company’s Code of Conduct for employees and officers and is responsible for establishing and administering the Company’s procedures for confidential reporting of questionable accounting practices and handling complaints regarding accounting, internal controls, and other audit matters. Each year the Committee approves an annual agenda plan which specifies matters to be considered and acted upon by the Committee over the course of the year in fulfilling its responsibilities. In fiscal year 2010, the Committee met eight times.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management bears primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with United States generally accepted accounting principles.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 with the Company’s management and the independent registered public accountant. The Audit Committee has also discussed with the independent registered public accountant the matters required to be discussed by the Statement on Auditing Standards on Communication with Audit Committees as currently in effect. In addition, the Committee has discussed with the independent registered public accountant its independence from the Company and its management, including matters in the written disclosures and letter received by the Committee from the independent registered public accountant, as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee on its independence.

Based on the reviews and discussions referred to above, the Committee approved the audited consolidated financial statements and recommended to the Board that they be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

Audit Committee

Lawrence S. Smith, Chairman

Michael J. Donahue

Evert Henkes

Margaret G. McGlynn

Independent Registered Public Accountant

Appointment and Attendance at Annual Meeting.    KPMG was the Company’s independent registered public accountant for fiscal year 2010. Representatives of KPMG will be present at the Annual Meeting to respond to appropriate questions and make a statement if they desire.

Fees of Independent Registered Public Accountant.    Consistent with the Audit Committee’s responsibility for engaging the Company’s independent registered public accountant, all audit and permitted nonaudit services performed by KPMG require preapproval by the Audit Committee. The full Committee approves projected services and fee estimates for these services and establishes budgets for major categories of services at its first meeting of the fiscal year. The Committee chairman has been designated by the Committee to approve any services arising during the year that were not preapproved by the Committee and services that were preapproved if the associated fees will cause the budget established for the type of service at issue to be exceeded by more than ten percent. Services approved by the chairman are communicated to the full Committee at its next regular quarterly in person meeting, and the Committee reviews actual and forecasted services and fees for the fiscal year at each such meeting. During fiscal year 2009, all services performed by the independent registered public accountant were preapproved.

During fiscal years 2009 and 2010, KPMG billed the Company fees for services in the following categories and amounts (in millions):

	2010	2009

Audit Fees	$5.7	$6.0
Audit-related Fees	$0.5	$0.6
Tax Fees	$0.1	$0.1
All Other Fees	$0.0	$0.0
Total Fees	$6.3	$6.7

Audit fees are fees for those professional services rendered in connection with the audit of the Company’s consolidated financial statements and the review of the Company’s quarterly consolidated financial statements on Form 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States), and in connection with statutory audits in foreign jurisdictions. Audit-related services consisted primarily of services rendered in connection with employee benefit plan audits, SEC registration statements, due diligence assistance, and consultation on financial accounting and reporting standards. Tax fees were primarily for preparation of tax returns in non-U.S. jurisdictions, assistance with tax audits and appeals, advice on mergers and acquisitions, and technical assistance.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee operates under a written charter. The Committee monitors and makes recommendations to the Board about corporate governance matters including the Company’s Corporate Governance Guidelines, codes of conduct, Board structure and operation, Board policies on director compensation and tenure, the meeting schedules of the Board and the committees, the charters and composition of the committees, and the annual Board and committee performance assessment processes. The Committee also has primary responsibility for identifying, recommending, and recruiting nominees for election to the Board and recommending candidates for election as Presiding Director. The Committee met five times in fiscal year 2010.

Selection of Directors.    The Board has established the following minimum qualifications for all directors: business experience, judgment, independence, integrity, ability to commit sufficient time and attention to the activities of the Board, absence of any potential conflicts with the Company’s interests, and an ability to represent the interests of all shareholders. The qualities and skills necessary for a specific director nominee are governed by the needs of the Board at the time the Committee determines to add a director to the Board. The specific requirements of the Board are determined by the Committee and are based on, among other things, the Company’s current business, market, geographic, and regulatory environments; the mix of perspectives, experience, and competencies currently represented by the other Board members; and the CEO’s views as to areas in which management desires additional advice and counsel.

When the need to recruit a nonmanagement director arises, the Committee consults the other directors, the CEO, and third-party recruiting firms to identify potential candidates. Once a candidate is identified, the candidate screening process generally is conducted initially by a third-

party recruiting firm and will include inquiries as to the candidate’s reputation and background, examination of the candidate’s experiences and skills in relation to the Board’s requirements at the time, consideration of the candidate’s independence as measured by the Board’s independence standards, and other considerations the Committee deems appropriate at the time. Prior to formal consideration and recommendation by the Committee, any candidate who passes such screening would be interviewed by one or more members of the Committee and the CEO. Candidates recommended by shareholders, whose names are submitted in accordance with the Committee’s procedures described below, will be screened and evaluated in the same manner as other candidates. Mr. Deaton was newly elected to the Board in fiscal year 2010. He was recommended to the Company by its third party recruiting firm. All other candidates standing for election at the Annual Meeting were previously elected to the Board at an annual meeting of shareholders.

The Committee has adopted a policy regarding its consideration of director candidates recommended by shareholders and a procedure for submission of such candidates. The policy provides that candidates recommended by shareholders will be considered by the Committee; submissions of candidates must be made in writing; and, to be considered for nomination at an annual meeting of shareholders, submissions must be received not later than 120 days prior to the anniversary date of the proxy statement for the prior annual meeting. The submission must also provide certain information concerning the candidate and the recommending shareholder(s), a statement explaining why the candidate has the qualifications required, and consent of the candidate to be interviewed by the Committee and to serve if elected. A copy of the policy and procedure is available upon request from the Corporate Secretary’s Office.

Executive Committee

The Executive Committee, which did not meet in fiscal year 2010, has the authority of the Board to act on most matters during intervals between Board meetings. It is usually convened only to approve capital expenditures associated with a project in excess of the CEO’s authority where a customer requires a commitment prior to the next Board meeting.

Environmental, Safety and Public Policy Committee

The Environmental, Safety and Public Policy Committee monitors and reports to the Board on issues and developments in areas such as environmental compliance, climate change and sustainability, safety, corporate security and crisis management, diversity, community relations, and corporate and foundation philanthropic programs and charitable contributions.

Finance Committee

The Finance Committee reviews the Company’s financial policies; keeps informed of its financial operations and condition, including requirements for funds and access to liquidity; advises the Board about sources and uses of Company funds; reviews the Company’s financial arrangements and methods of external financing; and oversees the funding and management of assets of the Company’s employee pension and savings plans worldwide.

Management Development and Compensation Committee

Pursuant to its charter, the Management Development and Compensation Committee (the “Committee”) has responsibility for:

•	Leading the Board in evaluating the performance of the Company’s CEO;

•	Overseeing CEO succession planning and the development and evaluation of potential candidates for other executive positions;

•	Establishing the Company’s executive compensation policies, determining CEO compensation, and approving other Executive Officer compensation; and

•

Overseeing the design and administration of the incentive compensation plans, including equity programs, for key employees and the administration and design of the Company’s retirement and welfare benefit plans.

Roles of the Committee, Management, and Compensation Consultant in the Compensation Process.    The Committee is responsible to the Board and to shareholders for establishment and oversight of the Company’s compensation program for Executive Officers, including those named in the Summary Compensation Table on page 43 (“Named Executive Officers”) and for approving the compensation level of the Executive Officers. The Company’s Executive Officers are the Named Executive Officers:

•	John E. McGlade, Chairman, President, and CEO;

•	Paul E. Huck, Senior Vice President and Chief Financial Officer (“CFO”);

•	Robert D. Dixon, Senior Vice President and General Manager — Merchant Gases;

•	Lynn C. Minella, Senior Vice President — Human Resources and Communications;

•	Stephen J. Jones, Senior Vice President and General Manager — Tonnage Gases, Equipment and Energy;

and the following additional senior operational and corporate officers:

•	M. Scott Crocco, Vice President and Corporate Controller;

•	John W. Marsland, Senior Vice President — Supply Chain; and

•	John D. Stanley, Senior Vice President and General Counsel.

The Committee establishes overall compensation strategies and policies for the Executive Officers, allocates compensation for Executive Officers among the various components of compensation, evaluates and approves goals and objectives relevant to the incentive compensation of the Executive Officers, evaluates the performance of the CEO with input from the full Board, determines direct compensation levels for the CEO, and evaluates and approves direct compensation levels for other Executive Officers. Each year, the Committee also reviews and evaluates the appropriateness of the Company’s current executive compensation program based on several factors, including competitiveness of the program and compensation delivered under the program relative to the Company’s performance; reviews whether the program design encourages excessive risk taking; approves peer groups for market reference; evaluates and approves changes to compensation and benefit plans when needed; reviews succession planning for the Executive Officers and other key senior management employees; approves performance objectives for the CEO; approves incentive compensation payouts for the current year; and addresses other specific issues regarding management development and compensation as needed. Periodically, the Committee also undertakes an extensive review of the competitiveness and appropriateness of certain pay practices, such as Executive Officer severance arrangements and retirement benefits.

While the Committee determines overall compensation strategy and policies for the Executive Officers and approves their compensation, it seeks input from several Executive Officers and other management employees with respect to both overall guidelines and discrete compensation decisions. Specifically:

•

the Senior Vice President — Human Resources and Communications works with the Committee to develop the design of compensation programs and decision-making frameworks for determining compensation levels;

•

the CEO provides the Committee perspective on the performance of other Executive Officers; provides input to the Committee on the forms of incentive compensation and performance metrics that will best support his strategic goals for the Company; and develops and recommends compensation actions for the other Executive Officers, in consultation with the Senior Vice President — Human Resources and Communications, and based on guidance received from external compensation consultants;

•	the CFO provides background and recommendations to the Committee regarding the Company’s key financial objectives and performance against them; and

•	the Company’s Law and Human Resources staff provides technical advice and other support to the Committee.

The Executive Officers and employees noted attend portions of the Committee meetings; however, the Committee’s usual practice is to meet in executive session both alone and with its external compensation consultant to reach final decisions about CEO and other Named Executive Officer compensation.

The Committee retains an external compensation consultant to provide independent advice, information, and analysis on executive compensation. The Committee has established several practices to ensure the external consultant’s independence, candor, and objectivity. The consultant is engaged by and reports directly to the Committee, frequently meets separately with the Committee with no members of management present, and consults with the Committee Chairman in between meetings. Management reports to the Committee at each meeting fees paid for services performed by the consultants, and the Committee approves in advance the services to be performed. The Committee currently retains Farient Advisors LLC (“Farient”) as its external consultant. Farient also advises the Corporate Governance and Nominating Committee on director compensation, but performs no other services for the Company or management.

During fiscal year 2010, Farient provided advice and analysis to the Committee on direct compensation for individual Executive Officers, peer group composition, incentive plan performance metric conventions and design, and external trends and regulatory developments. Farient also provided an analysis of pay delivered under the Company’s Executive Officer compensation program relative to its peer group and performance, and an assessment of the potential relationship between the Company’s compensation program and risk taking by management.

COMPENSATION OF EXECUTIVE OFFICERS

Report of the Management Development and Compensation Committee

The Committee has reviewed and discussed with management and its external compensation consultant the following Compensation Discussion and Analysis section of the Company’s 2010 Proxy Statement. Based on its review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for 2010.

Management Development and Compensation Committee

Edward E. Hagenlocker, Chairman

Mario L. Baeza

William L. Davis, III

Compensation Discussion and Analysis

Fiscal Year 2010 Executive Summary

This Executive Summary provides an overview of the Company’s performance for 2010 and the factors influencing it. We have also included a discussion of how the Committee views the link between pay and performance in the Company’s Executive Officer compensation program, followed by two diagrams which illustrate the sensitivity of the Company’s CEO compensation to performance in the recent past and over a longer period, both absolutely and relative to peers. Finally, beginning on page 32 we include a brief overview of key compensation decisions and activities of the Committee in 2010.

Business and Economic Climate.    In fiscal year 2010, the Company began to see the benefit of structural changes it made during 2009 to reduce costs and increase efficiency as the severe global recession of 2009 gave way to a fragile recovery across global economies. Actions initiated by the Company in 2009 and sustained through 2010 to enhance productivity, consolidate and globalize work processes, rationalize technology spending, lower manufacturing and distribution costs, and restructure the Electronics segment laid the groundwork for the Company to rebound strongly even on modest recovery in the overall economy. During 2010, the Company had earnings per share growth of 26.1% and operating income growth of 28.6%, made substantial progress towards its goal of attaining a 17% operating margin, increasing the margin by 2.5% in one year; improved return on capital employed by 2.0% to 12.4%; and increased its dividend by 9%.1

During 2010, the Company also undertook a major step to expand its growth potential and create a more integrated industrial gas business by making a public tender offer for Airgas, Inc. The Board and management team believe the combination of these two companies would create significant long-term value for our shareholders. Despite the many benefits we see in this acquisition for our shareholders, the pendency of a transaction this large negatively impacted the price of the Company’s stock, as well as total shareholder return relative to our industry sector this year. We expect this impact to be short term. The management team undertook this major step, even though the short-term negative market reaction was expected and Company stock represents a significant portion of the personal financial security of team members, because the management team is convinced that all shareholders will prosper if this transaction is successfully completed.

1	Comparisons exclude acquisition-related costs for fiscal year 2010 and restructuring and customer bankruptcy and asset actions costs for fiscal year 2009. See Appendix A for a reconciliation to GAAP measures.

Pay for Performance.    The success of the Company’s business and resulting value for our shareholders is predominantly built on stable, long-term relationships with customers and substantial capital investments that reap returns over a long time horizon through technological superiority, cost control, and operational efficiencies. It is a fact of our business model that investment decisions made by our management team today affect profitability for many years. So our Executive Officer compensation program is designed to reward performance that creates long-term shareholder value; i.e., performance that results in sustainable growth, superior returns through disciplined capital investment, sustainable cost reduction, and consistent operational excellence. These values are reflected in our use of constant performance goals which are not marked to budget each year; the long-term orientation of the compensation mix; the substantial linkage of Executive Officer compensation to long-term stock performance; median pay positioning for average performance; and the consistency with which we administer our plans. Each of these features is discussed below. An assessment of the long-term pay for performance outcomes of the program are reflected in the charts on pages 31-32.

•	Constant performance goals mean the management team must maintain and improve profitability in all economic environments to receive target compensation.

Our performance targets are not tied to current operating or economic conditions; so they drive the creation of absolute shareholder value in all economic environments. The Committee has a longstanding practice of basing performance targets on consistent growth and return levels rather than calibrating the targets to the Company’s annual operating plan, because it believes constant standards better align compensation with real increases in shareholder value and encourage a long-term focus consistent with the Company’s business model. For example, the earnings growth and return on capital performance metrics required to achieve the target level payouts for incentive compensation awarded in 2009 and 2010, years of extraordinary global economic contraction and weak recovery, respectively, were not adjusted downward to reflect lower expectations for the business.

Year	Earnings Per Share Growth[2] Required for Target Incentive Compensation Factor	Excess Return on Capital Employed (Over Cost of Capital)[2] Required for Target Incentive Compensation Factor

2008	9%	2%
2009	9%	2%
2010	9%	3%

The Committee established the target levels for these metrics when they were first used by reviewing historical performance of the Company, and, in the case of earnings growth, of the S&P 500 and a peer group of U.S. specialty chemicals manufacturers.3 While the Committee annually reviews and periodically adjusts these standards, the targets are set with the expectation that they will not change significantly from year to year. The only recent modifications have been increases in the target performance level for each measure. Incentive compensation is thus tied to maintaining and improving profitability, regardless of the difficulty.

[2]	These performance metrics are used for awards under the Annual Incentive Plan and the performance share component of the long-term incentive program. The metrics are explained in greater detail on pages 36-37.
[3]	The peer group consisted of 3M, Dow Chemical, DuPont, Eastman Chemical, Ecolab, Monsanto, PPG, Praxair, and Rohm & Haas.

•	Long-Term Orientation Rewards Sustainable Profitability

The Company’s Executive Officer compensation program is weighted towards long-term incentives. The mix of total direct compensation (base salary, annual incentive awards, and long-term incentive awards) for fiscal year 2010 was designed to deliver the following approximate proportions when target levels of performance were achieved by the Company:

While our compensation programs are regularly benchmarked for reasonableness in the market and assessed for effectiveness, sensitivity to shareholder expectations, and fit with business strategies, the Committee seeks to maintain consistent compensation schemes to avoid a short-term focus on temporary achievements. The form of compensation, the metrics used, and the performance targets are intended to remain relatively stable over significant periods of time.

Delivery of compensation is level, stable, and cumulative. Maximum leverage in the program is built cumulatively through long-term stock growth, not tied to short spikes in stock or market performance. For example, a significant component of the Company’s long-term incentive program, performance shares, is based on rolling, three-year performance periods. These overlapping periods ensure that each year’s performance is reflected in three cycles of performance shares; so that any one year’s results must be sustained to truly pay off. Finally, short- and long-term incentives are subject to “claw back” provisions that allow the Company to recover compensation paid due to overstated financial results as well as other behaviors adverse to the Company.

•	Linkage to Stock Performance Extends Beyond Retirement

All long-term incentive compensation is delivered in Company stock. The Company imposes rigorous stock ownership requirements on Executive Officers and holding requirements for shares received in stock option exercises. In addition, stock options and performance share awards granted in the three years leading up to retirement do not become fully exercisable or earn out, respectively, until after retirement; and stock option exercise periods continue until long after retirement. All of these features give Executive Officers significant incentive to focus on value creation that will continue to benefit shareholders long after their departure from the Company.

•	Pay Positioning Strategy Targets Median Pay for Market Performance, Above Median Pay for Above Average Performance, and Below Median Pay for Below Average Performance

The Committee has adopted a pay strategy that is designed to pay median compensation for market performance, above median compensation for above market performance, and below median compensation for below market performance. The Committee implements this policy by starting with target compensation for Executive Officers that approximates the median for similarly sized industrial companies4, and letting performance drive actual compensation to above or below median pay levels. This approach ensures strong alignment between our Executive Officer compensation and shareholder value creation.

•	Pay for Performance Results

The Company has a record of providing an Executive Officer compensation program that is strongly aligned with both absolute and relative performance. The following two charts, prepared by Farient for the Committee’s evaluation of the compensation program, illustrate the strength of the alignment, providing a recent and a longer-term historical perspective on the effectiveness of the Company’s programs.5

Relative Pay for Performance

The chart below shows the results of an assessment conducted by Farient in 2010 that evaluated the Company’s Performance-Adjusted CEO Compensation and performance compared to its Peer Reference Group.6 Farient assessed pay and performance positioning for one- and three-year periods ending in 20097. The top portion of the chart indicates the percentile at which the Company performed compared to the Peer Reference Group measured based on earnings per share (“EPS”) growth, operating income margin, return on capital employed (“ROCE”), and total shareholder return (“TSR”). The bottom portion of the chart shows the percentile position for CEO target and Performance Adjusted Pay.

[4]	See “Benchmarking” on page 35 for additional information on this peer group.
[5]	The charts are as of end of fiscal year 2009, since 2010 information is not available for peers at the time of print.
[6]	Performance-Adjusted Compensation is a trademark of Farient developed to measure compensation outcomes rather than target compensation. See Ferracone, R. A. (2010). Fair Pay, Fair Play, San Francisco. Jossey-Bass, pages 41-45. See “Benchmarking” on page 35 herein for additional information on the Peer Reference Group.
[7]	To annualize for the three-year comparison, the sum of the three years was divided by three. Mr. McGlade’s average is based on two years since he was not CEO in the fiscal year ending in 2007.

Historical Alignment

In addition to looking at relative pay and performance, Farient developed the Alignment Report below that measures: (1) the sensitivity of Performance-Adjusted Compensation to TSR performance; and (2) the reasonableness of Performance-Adjusted Compensation for the Company’s revenue size, Peer Reference Group (described on page 35), and TSR performance.8 The Alignment Zone indicates the reasonable range of pay outcomes for the performance delivered based on the Company’s size and the historical pay-for-performance experience of the Peer Reference Group.

This chart illustrates the historical sensitivity of the Company’s CEO pay to performance from 1998-2009:

•	The steep slope of the Company’s pay to performance line indicates that the Company’s CEO pay increases significantly with TSR and vice versa.

•	The Company’s pay line crosses the Peer Reference Group pay line at above median performance for the Peer Reference Group, indicating the challenging performance standards set by the Company.

2010 Compensation Actions.    The following are highlights of Executive Officer compensation actions taken by the Committee in or for fiscal year 2010:

•

No increase in Named Executive Officer target compensation for 2010.    For 2010, the Committee froze base salaries, target annual incentive awards and long-term incentive awards for Named Executive Officers in response to economic conditions in 2009 and the resulting impact on the Company’s financial results for 2009. No annual incentive awards were awarded to Named Executive Officers for 2009.

[8]	Farient compared Performance-Adjusted CEO Compensation (covering salary, short-term incentives, and long-term incentives) for the Company over rolling three-year periods to Total Shareholder Return for the same rolling three-year periods, and tested the results against similar variables for the Company’s Peer Reference Group. The pay lines represent a regression line based on data points showing historical Performance-Adjusted CEO Compensation of the Company and the Peer Reference Group. Each data point reflects Performance-Adjusted Compensation for a three year period (ending in the year noted on the chart for the Company) and TSR for the same period (two years is shown for the period ending in 2009 since Mr. McGlade was not CEO in 2007. The points are inflation- and size-adjusted.

•

Challenging performance goals set.    For 2010, the Committee reviewed and set performance metrics for annual incentive awards and the performance share component of the long-term incentive program. The Committee maintained the target earnings growth measure at 9%, but increased the target return on capital employed measure to 3% over cost of capital to reinforce the Company’s operating margin goal.

•

Excellent operating performance drove above target incentive payouts.    The Committee determined an above target annual incentive award payout based on earnings per share growth of 26.1% and a return on capital employed over cost of capital spread of 3.9%.[9]

•

Target Direct Compensation Set.    The chart below provides a simple comparison of total direct compensation (base salary, annual incentive award, and target value of long-term incentive awards10) granted to the Named Executive Officers for 2009 and 2010[11]:

		Annual Incentive		Target Value of Long-Term	Total Direct

Officer	Base Salary	Target	Actual	Incentives	Compensation

J. E. McGlade
2010	$1,200,000	$1,320,000	$2,746,000	$5,500,000	$9,446,000
2009	$1,200,000	$1,320,000	$0	$5,500,000	$6,700,000
P. E. Huck
2010	$650,000	$455,000	$946,000	$1,300,000	$2,896,000
2009	$650,000	$455,000	$0	$1,300,000	$1,950,000
R. D. Dixon
2010	$460,000	$276,000	$522,000	$650,000	$1,632,000
2009	$460,000	$276,000	$0	$650,000	$1,110,000
L. C. Minella
2010	$440,000	$264,000	$549,000	$760,000	$1,749,000
2009	$440,000	$264,000	$0	$760,000	$1,200,000
S. J. Jones
2010	$400,000	$240,000	$470,000	$650,000	$1,520,000
2009	$400,000	$240,000	$0	$650,000	$1,050,000

•

Committee evaluated potential linkage between compensation and risk taking. During 2010, the Committee, with Farient, conducted an in-depth risk assessment of the Company’s Executive Officer compensation program. The Committee concluded that the program is balanced and does not motivate imprudent risk taking. The Company does not use highly leveraged short-term incentives that drive high risk investments at the expense of long-term Company value. The Company’s incentive compensation performance metrics balance growth and returns to promote disciplined progress towards longer-term goals, reflect return on both debt and equity capital to discourage excessive financial leverage and are capped at sustainable levels. The Company’s compensation programs reward consistent, long-term performance by heavily weighting compensation to long-term incentives that reward sustainable stock, financial, and operating performance, especially

[9]	Excludes certain extraordinary costs from 2009 and 2010 results. See Appendix A for a reconciliation to GAAP measures.
[10]	Each year the Committee grants long-term incentive awards intended to deliver a target value. The process for determining the target value to be granted and the value of the awards is described on pages 38-39. The actual value realized may differ significantly (up or down) from the target value due to Company stock price performance over the life of the awards and the extent to which performance metrics are met.
[11]

This table is intended to supplement, not replace, the Summary Compensation Table on page 43, which lists our fiscal year 2010 Named Executive Officers and reports their compensation in the format required by SEC rules.

when combined with Executive Officer share ownership and holding requirements. In addition, management conducted and reported to the Committee on its evaluation of the Company’s compensation practices and programs for Nonexecutive Officers to assess whether any of these programs and practices exposed the Company to excessive risk taking. It concluded there were no such programs or practices.

•

Committee reviewed pay and performance alignment.    During 2010, the Committee engaged Farient to conduct a relative pay for performance analysis which assessed the alignment of the Company’s pay program outcomes and performance results relative to peers. (Results of this analysis are partially diagrammed in the charts on pages 31 and 32.) Farient concluded the Company’s compensation outcomes were aligned with relative performance and the program showed strong sensitivity to performance, consistency in application, and appropriateness to the market.

•

Committee benchmarked severance and change in control practices.    During 2010, the Committee engaged Farient to conduct a review of whether the Company’s severance and change in control practices were in line with typical market practices and appropriate to the Company’s needs. Based on the review, Farient recommended, and the Committee made, no changes to the Company’s severance and change in control practices.

Design of the Program

Overview.    The Company’s most fundamental goal is to increase the value of our shareholders’ long-term investment in the Company through disciplined capital investment, sustainable growth, and superior returns. To measure our success in achieving this goal, the Company has identified and communicated to investors key performance indicators such as earnings growth and return on capital targets. Our executive compensation programs emphasize compensation opportunities that are linked to these key performance indicators and/or provided through Company stock-based awards. Accordingly, the majority of compensation provided to the Company’s Named Executive Officers is dependent upon the achievement of short-, medium-, and long-term performance objectives and/or appreciation in the value of Company stock.

In addition to these incentive opportunities, the Company’s compensation programs provide Executive Officers a lesser amount of fixed elements, such as base salary and benefits, which are an essential part of a competitive compensation program. The Company also provides competitive severance and change in control arrangements to mitigate the impact of portfolio management actions, succession planning, and other corporate actions.

For fiscal year 2010, the Committee designed the Company’s Executive Officer compensation programs to provide, on average, a compensation opportunity that approximates the median of similar companies. Individual components of compensation may be greater or lesser than the median, and actual compensation delivered may vary significantly from the target opportunity and the median based on Company or individual performance and changes in Company stock price.

Compensation is delivered to the CEO and other Named Executive Officers through the components listed in the table below, which provides a brief description of the principal types of compensation and how performance factors into each type of compensation, and the compensation program objectives served by each type. Detailed descriptions of the components of compensation and how the Committee determined compensation levels for fiscal year 2010 begin on page 37.

Fiscal Year 2010 Principal Compensation Elements

Element	Description	Performance Considerations	Primary Objectives

Base Salary	Fixed cash payment	Based on level of responsibility, experience, individual performance.	Competitiveness and security.
Annual Incentive Plan	Short-term incentive, cash payment	Measured by performance towards short-term financial and strategic objectives.	Promote achievement of short-term financial and strategic objectives.
Long-Term Incentive Plan	Equity-based awards. Includes stock options, restricted stock, and performance shares.	Creation of shareholder value and realization of medium- and long-term financial and strategic goals. In the case of performance shares, performance against medium-term financial and strategic objectives.	Create alignment with shareholders; promote achievement of longer-term financial and strategic objectives.
Retirement and Welfare Benefits	Pension benefits, savings plan, health and insurance benefits	None—generally track benefits offered to broad salaried workforce.	Security and competitiveness.

Benchmarking.    The Committee believes that a threshold characteristic of reasonable compensation is that it be aligned with the compensation of the companies with whom the Company competes for talent. In preparation for determining fiscal year 2010 compensation, therefore, the Committee benchmarked the Executive Officer compensation levels to evaluate the performance of the program and as a reference for establishing compensation levels for 2010.

The Committee approves and periodically reevaluates the peer group used for benchmarking compensation. For purposes of assessing competitiveness and recommending compensation levels for fiscal year 2010, the Company engaged Mercer to compile survey data from its compensation database on a market reference group of industrial companies with revenue of $6 to $12 billion (consistent with the Company’s fiscal year 2009 revenue of $8.25 billion) ( “Market Reference Group”). This Market Reference Group is representative of the companies with which the Company competes for talent. This Market Reference Group is used by the Company for various compensation benchmarking purposes, not just Executive Officer compensation. A list of companies included in the Market Reference Group is in Appendix B on page B-1. Mercer prepared an assessment of each of the Company’s Executive Officer’s compensation levels to this Market Reference Group based on similar functional responsibilities, where available. Farient reviewed the data and provided advice to the Committee on interpreting it and on recommendations and proposals submitted to the Committee by management.

At the Committee’s request, Farient also compiled proxy data from a smaller group of companies that are competitors of the Company or are similar to the Company in that they have asset intensive businesses and manage comparable amounts of revenue and capital (“Peer Reference Group”). The Committee used this secondary reference group as a check to ensure pay levels were appropriate, and for benchmarking specific pay practices. A list of the companies included in the Peer Reference Group also appears in Appendix B.

Setting Total Compensation Levels for 2010.    Overall, the Committee seeks to provide a total direct compensation opportunity (base salary, target bonus, and long-term incentive awards) for the Executive Officers that approximates the median value for the Market Reference Group. For 2010, however, base salaries were frozen; so the total direct compensation opportunity for some Executive Officers was not increased to bring it to median. Within the total direct compensation opportunity for any Executive Officer, individual components of compensation may be greater or lesser than the median, because the Committee is primarily concerned with the competitiveness of the entire program versus any one element of compensation. Actual compensation realized can vary significantly from the target opportunity for any component of compensation or for total direct compensation based on Company or individual performance and Company stock price fluctuation. Consistent with market practice, and based on greater responsibility levels, Mr. McGlade’s compensation is substantially more than that of other Executive Officers.

As part of the process for determining total direct compensation, the Committee also reviews tally sheets which detail the value, earnings, and accumulated potential payout of each element of an Executive Officer’s compensation in various employment termination scenarios. The tally sheets help the Committee consider the retention value of an Executive Officer’s accumulated compensation package, compare Executive Officers’ accumulated compensation, and understand the impact of their compensation decisions on various termination of employment scenarios.

Setting Performance Metrics for Incentive Compensation.    The Committee annually reviews and establishes the performance metrics used for the Annual Incentive Plan and the performance share component of the long-term incentive program, both of which are described in more detail below. The current performance metrics were initially chosen by the Committee for fiscal year 2008 after in-depth study. The Committee determined that earnings growth and consistent return on capital in excess of the Company’s cost of capital are the key drivers of shareholder value in the Company’s businesses. After evaluating different measures of growth and return on capital for use as performance metrics, the Committee established growth in earnings per share (“EPS Growth”) and the spread between Return on Capital Employed and the Company’s cost of capital (“ROCE Spread”)12 as the performance metrics for both the Annual Incentive Plan and performance shares. EPS Growth was chosen as the best growth measure because it reflects all sources of income after tax and promotes balanced use of debt and equity capital. ROCE Spread was determined to be the best measure of return on capital because it reflects all capital employed and all income generated after tax.

The Committee chose to establish the same performance metrics for both short-term and long-term incentive compensation because it believes that the management team performs better when it is focused on reinforced, well understood metrics rather than dividing its efforts among a number of metrics. Balancing growth and return measures avoids the risks that might otherwise result from linking substantial portions of compensation to the same performance metrics. Because growth is more attainable in the short term, whereas returns take longer to develop, the Committee weighs the metrics 60% EPS Growth and 40% ROCE Spread for the short-term Annual Incentive Plan and 33% EPS Growth and 67% ROCE Spread for the longer-term performance shares. In determining actual performance against these metrics, the Committee decides whether to include or exclude the impact of items reported in the Company’s financial statements that may distort underlying operating results for the current or a prior year.

[12]	ROCE is calculated by taking after-tax operating income plus after-tax equity affiliate income and dividing by capital employed (i.e., the sum of average debt, average equity, and average minority interest). Cost of capital is calculated as a leveraged, weighted average of the Company’s cost of debt (after tax) and cost of equity. (The cost of equity is determined using the Capital Asset Pricing Model which measures the expected return on an investment based on expected risk factors which affect the investment.) The difference between ROCE and cost of capital is the ROCE Spread.

For fiscal year 2010, the Committee again reviewed data on EPS Growth and ROCE Spread performance for the Company and the Peer Reference Group to ensure the target levels were appropriately positioned vis-à-vis long-term trends. As part of its review, the Committee considered that the Company had set a goal of raising its operating margins, and determined that increasing the ROCE Spread performance required for target level payouts would help reinforce this goal for the management team. Accordingly, the Committee increased the ROCE Spread for a target level payout from 2% to 3%.

Components of Compensation

Within the competitive target value for an Executive Officer’s total direct compensation established by the Committee, the Committee determines the individual compensation components of the program.

Base Salary.    Base salaries for Executive Officers are reviewed on an annual basis with the Committee’s external consultant. Base salary is generally targeted at the median compared to similar positions in the Market Reference Group, with adjustment for proficiency, performance, experience, and the uniqueness of the responsibilities held by certain Executive Officers. For 2010, however, all Executive Officers’ base salaries were held at 2009 levels. The Named Executive Officer salaries approved for the year appear in the Summary Compensation Table on page 43.

Annual Incentive Plan.    Target bonus opportunities under the Annual Incentive Plan are intended to approximate the median level for comparable positions within the Market Reference Group. Actual bonuses may be above or below target bonuses depending upon the Company’s fiscal year performance as measured by the performance metrics established by the Committee at the beginning of the fiscal year. When performance exceeds the target levels for the preestablished performance metrics, bonus payouts exceed target as well, and may exceed median payouts. Actual bonus payouts can range from 0% to 230% of target bonuses.

Determination of bonuses is a multi-step process which begins with establishing target bonuses. At the beginning of the year the Committee determined Executive Officer target bonuses as a percentage of each Executive Officer’s base salary based on the Market Reference Group competitive assessment. For fiscal year 2010, the target bonuses for the Named Executive Officers were as follows:

Officer	% of Base Salary

J. E. McGlade	110%
P. E. Huck	70%
R. D. Dixon	60%
L. C. Minella	60%
S. J. Jones	60%

For fiscal year 2010, target bonuses as a percent of base salary for all Named Executive Officers approximated median for the Market Reference Group.

The range for an Executive Officer’s actual bonus award is determined by multiplying the Executive Officer’s target bonus by a payout factor which is derived from a formula based on the performance metrics established by the Committee at the beginning of the fiscal year. As described above, for fiscal year 2010 the Committee selected EPS Growth and ROCE Spread as the performance metrics for the Plan. The formula for fiscal year 2010 generated a payout factor range based on an EPS Growth Factor and an ROCE Spread Factor, both of which were determined under schedules established by the Committee at the beginning of the fiscal year. Below is an excerpt from the schedules used to determine the range of fiscal year 2010 awards:

2010 Bonus Factor Schedules
Weighted at 60%		Weighted at 40%
% EPS Growth	Factor	ROCE Spread	Factor

16.0% or Greater	2.00	5%	2.00
12%	1.45	4%	1.50
9%	1.00	3%	1.00
4%	0.50	0%	0.50
0%	0.35	<0%	0.00
-10%	0.0

For fiscal year 2010, earnings per share growth was 26.1% and the ROCE Spread was 3.9%.13 The payout range determined under the formula was 148%-208%. Actual payout factors are determined by the Committee based on individual and Company performance. The Committee can determine a payout factor for individual Executive Officers up to the maximum of the range.

For 2010, the Committee determined to award Mr. McGlade a bonus at the top end of the range to recognize his key role in delivering the Company’s excellent operational performance during the year, especially in view of the additional challenge of pursuing a large strategic acquisition. The Committee believes Mr. McGlade showed strong leadership in maintaining the focus and discipline of the Company and guiding the Board and the Company through several major strategic decisions. After reviewing the individual contributions of the remaining Named Executive Officers to the Company’s operational and strategic successes in fiscal year 2010, the Committee also determined a payout factor at the upper end of the range for each of them to reward both the critical contributions they made in leading the high performance of the ongoing operations of the Company and the extraordinary efforts of those who played a key role in executing on the tender offer for Airgas, Inc. Fiscal year 2010 bonuses determined for Named Executive Officers appear in the Nonequity Incentive Plan Compensation column of the Summary Compensation Table on page 43.

Long-Term Incentives.    Because all components of the long-term incentive opportunity are delivered in Company stock-based awards, they all become more or less valuable with changes in shareholder value. In recent years the Committee has selected three balanced components for the Executive Officer’s long-term incentives: stock options to directly reward executives for increases in stock price; restricted stock which links Executive Officers’ interests to total shareholder return and provides a retention incentive; and “performance shares” which are conditioned on performance over a three-year period to provide focus on medium-term goals (for fiscal year 2010 grants, EPS Growth and ROCE Spread). The current mix of long-term compensation for Executive Officers is 50% stock options, 25% restricted stock, and 25%

[13]	In determining fiscal year 2010 performance, the Committee excluded certain extraordinary costs from fiscal year 2010 and 2009 results. See Appendix A for a reconciliation to GAAP measures.

performance shares. The Committee chose this mix of stock options, restricted stock, and performance shares to provide a balance of stock-based compensation that rewards successful outcomes for long-term and medium-term decision making and provides retention incentives.

The Committee determined the level of long-term incentive grants for fiscal year 2010 at the beginning of the fiscal year. Prior to making the grants, the Committee established an intended long-term incentive dollar value for each Executive Officer with reference to the total direct compensation opportunity targets for the Executive Officers. The actual value realized may differ significantly (up or down) from the intended value due to Company stock price performance over the life of the awards, and the extent to which performance targets are met. When setting these intended values, the Committee considers the Market and Peer Reference Group competitive data, individual performance, relative experience, and target total direct compensation opportunities for each Executive Officer. As noted above, the expected value of the total combined long-term incentive compensation awards to Named Executive Officers, when performance meets targets, is generally intended to approximate the 50th percentile of the Market and Peer Reference Groups, although specific positioning may differ by individual.

Granting Practices.    Equity compensation awards to Executive Officers and other management employees under the Company’s Long-Term Incentive Plan (except for off-cycle recruiting and retention awards) are granted as of the first NYSE business day in the month of December. Options are priced at the closing market value on the grant date. Recruiting grants are issued as of the first day of employment and priced at the closing market value on that date. Retention grants are made occasionally in response to extraordinary retention needs that arise during the year.

Stock Options.    Stock options are granted at market value on the grant date, have a ten-year term, and vest ratably over the first three years of the term. Executive Officers are required to retain 50% of the net shares of Company stock received upon exercise for one year following exercise. The number of stock options awarded to the Named Executive Officers for fiscal year 2010 appears in the Grants of Plan-Based Awards table on page 46. In determining the number of stock options to grant, the Committee uses a stock option valuation model provided by external compensation consultants. The value of stock option grants, as calculated using this model, approximates 50% of the Named Executive Officers’ total intended long-term incentive value.

Restricted Stock.    Restricted stock awards are shares of Company common stock that possess voting and dividend rights but are subject to restrictions on transferability and forfeitable until vesting. The vesting conditions provide an incentive for retention, and the value of this compensation element increases or decreases in direct proportion to total shareholder returns. The amount of restricted stock granted to the Named Executive Officers in fiscal year 2010 is reflected in the Summary Compensation Table and the Grants of Plan-Based Awards table appearing on pages 43 and 46. Individual award amounts are determined by calculating the value (based on the current market value of a share of the Company’s stock) to approximate 25% of the total intended long-term incentive value for the Executive Officer.

Performance Shares.    The final component of the long-term incentive program is performance shares, which reinforce important medium-term objectives for the Company and also provide a link to shareholder value. Performance shares entitle the recipient to receive one share of Company stock and accumulated dividend equivalents for each performance share upon the satisfaction of performance objectives and other conditions to earning the award. Performance shares are granted each year with three-year performance cycles. The awards are paid out at the end of the three-year period based on performance, if threshold performance goals are met.

Payouts of performance shares range from 0% to 215% of target. Performance shares earned at the target level would approximate 25% of each Named Executive Officer’s total intended long-term incentive value.

Grants in Fiscal Year 2010. For fiscal year 2010, performance shares were granted conditioned upon the Company’s three-year performance towards the EPS Growth and ROCE Spread objectives set by the Committee at the beginning of the year. The target number of performance shares granted for each of the Executive Officers was as follows:

Officer	Target Shares

J. E. McGlade	16,447
P. E. Huck	3,887
R. D. Dixon	1,943
L. C. Minella	2,272
S. J. Jones	1,943

The actual number of performance shares earned is determined by multiplying the target number of shares by a payout factor determined under a formula reflecting performance against the performance metrics set by the Committee. For fiscal year 2010, the formula was as follows:

33% EPS Growth Factor	+	67% ROCE Spread Factor	=	Payout Factor

The EPS Growth Factor and the ROCE Spread Factor are determined under the same schedules used for the Annual Incentive Plan, which are excerpted above at page 38.

2010 Payout for FY2008-2010 Performance.    The Committee also established earn out levels for performance shares granted in fiscal year 2008 which were tied to performance from fiscal years 2008-2010. The earn out factors were as follows:

ROCE Spread	Factor	EPS Growth		Factor

4%	2.0	16	% or more	2.0
3%	1.5	15%		1.8
2%	1.0	12%		1.45
0%	0.50	9%		1.0
<0%	0.0	4%		0.50

The average ROCE Spread over the performance period was 3.4% and the average EPS Growth was 7.2%; so the payout level was 141% of the target shares.14 Performance share payouts are not differentiated on an individual employee basis.

[14]	In determining performance, the Committee excluded certain extraordinary items. See Appendix A for a reconciliation to GAAP measures.

Special Retention Grants.    In response to unique situations, the Company may make special equity grants in the form of deferred stock units to Executive Officers to assure retention of the talent necessary to manage the Company successfully. During fiscal year 2010, the Committee determined to make a special retention grant of 6,509 restricted stock units to Mr. Jones. This grant will vest in 2015 and is subject to forfeiture if Mr. Jones’s employment by the Company ends for any reason other than death or disability prior to vesting.

Employee Benefit Plans

Our employee benefit programs are offered to be competitive and to provide reasonable security for Executive Officers and other employees to enable them to perform at their best. Welfare and retirement benefits are offered at essentially the same level to all U.S. salaried employees, including Executive Officers.

Retirement Benefits.    The Named Executive Officers participate in the Company’s generally available U.S. salaried retirement programs. The Company maintains qualified retirement programs for its salaried employees, including a defined benefit pension plan and a savings and profit sharing plan. The Company also maintains a nonqualified pension plan and nonqualified deferred compensation plan in which the Executive Officers and other eligible employees participate. The plans are discussed in more detail below in the narrative accompanying the Pension Benefits table on page 52 and the Nonqualified Deferred Compensation table on page 54.

Welfare Benefits.    The Company provides medical and dental coverage, life insurance, and disability insurance to Executive Officers under the same programs offered to all salaried employees. All participating employees pay a portion of the cost of these programs.

Severance and Change in Control Arrangements.    Executive Officer severance and change in control arrangements are provided to support major corporate and management transitions. The Committee believes these arrangements provide benefit to the Company and its shareholders. With Farient, the Committee reviewed these arrangements in depth for market competitiveness and appropriateness for the Company’s business needs during 2010. No changes were made to the arrangements during 2010.

Severance.    All Named Executive Officers participate in the Corporate Executive Committee Separation Program. This program is intended to facilitate changes in the leadership team by setting terms for the termination of an Executive Officer in advance, allowing a smooth transition of responsibilities when it is in the best interests of the Company. It also enables the Company to recruit new executives without providing individual employment agreements for them because the Program provides reasonable protection to the new executive in the event that he or she is not retained. Details of the Program are provided on pages 56-58.

Change in Control Arrangements.    To retain the senior leadership team and enable the management team to negotiate effectively for shareholders without concern for their own future in the event of any actual or threatened change in control of the Company, the Company has entered individual change in control severance agreements for each of the Named Executive Officers. The agreements give each Named Executive Officer specific rights and certain benefits if, following a change in control, his or her employment is terminated by the Company without “cause” (as defined) or he or she terminates employment for “good reason” (as defined). Details of the agreements are described below on pages 59-60.

Additional Policies

Executive Officer Stock Ownership.    The Committee has approved ownership guidelines that require Executive Officers to achieve an ownership stake in the Company that is significant in comparison with the Executive Officer’s salary. The ownership guidelines are five times base salary for the CEO and three times base salary for the other Named Executive Officers. The Executive Officers are expected to achieve the specified ownership level within five years of assuming their position. Executive Officers may count toward these requirements the value of shares owned, share equivalents held in their Retirement Savings Plan (401(k)) accounts, performance shares, restricted shares, and other deferred stock units which are fully vested and held in the Company’s nonqualified deferred compensation plan. Stock options are not counted. All Named Executive Officers are currently in compliance with this policy.

Hedging Policy.    It is the policy of the Company that Executive Officers may not purchase or sell options on Company stock; engage in short sales with respect to Company stock; or trade in puts, calls, straddles, equity swaps, or other derivative securities that are directly linked to Company stock.

Clawback Policy.    The Company’s equity plans and agreements provide that awards may be cancelled and that certain gains will be “clawed back” (i.e., must be repaid to the Company) if an Executive Officer engages in activity that is detrimental to the Company, such as performing services for a competitor, disclosing confidential information, or violating Company policies. The Committee has also implemented a policy for the claw back of cash incentive payments and performance shares in the event an Executive Officer’s conduct leads to a restatement of the Company’s financial results. The Committee may, in its discretion, seek to recoup any bonus or incentive compensation paid to an Executive Officer if (i) the amount of such payment was based on the achievement of certain financial results that were subsequently the subject of a restatement, (ii) the Committee determines that the Executive Officer engaged in misconduct that resulted in the obligation to restate, and (iii) a lower payment would have been made to the Executive Officer based upon the restated financial results.

Perquisites.    The Company provides minimal perquisites to executives. The Committee has approved Mr. McGlade’s use of corporate aircraft for personal travel in order to mitigate security concerns, preserve the confidentiality of his work, and maximize the time he is able to spend on the Company’s business. Mr. McGlade is responsible for any taxes on this usage. The Committee believes the benefits of the security, confidentiality, and efficiency achieved outweigh the expense to the Company and are in the best interest of shareholders. No other perquisites were provided to the Named Executive Officers.

EXECUTIVE COMPENSATION TABLES

2010 Summary Compensation Table

Name and Principal Position	Year	Salary		Stock Awards (2)		Option Awards (3)		Nonequity Incentive Plan Compen- sation (4)		Changes in Pension Value and Nonqualified Deferred Compen- sation Earnings (5)		All Other Compen- sation (6)		Total

J. E. McGlade Chairman, President, and Chief Executive Officer	2010 2009 2008	$ $ $	1,200,000 1,200,000 1,000,000	$ $ $	3,849,914 2,914,005 4,172,722		$3,653,323 $5,634,846 $4,941,336	$ $	2,746,000 0 2,002,000	$ $ $	5,306,087 1,506,800 5,148,040	$ $ $	162,688 123,012 83,094	$ $ $	16,918,012 11,378,663 17,347,192
P. E. Huck Senior Vice President and Chief Financial Officer	2010 2009 2008	$ $ $	650,000 650,000 575,000	$ $ $	909,869 688,626 986,334	$ $ $	863,509 1,331,858 1,167,967	$ $	946,000 0 696,000	$ $ $	228,185 412,276 793,828	$ $	21,102 20,649 $18,214	$ $ $	3,618,665 3,103,409 4,237,343
R. D. Dixon Senior Vice President and General Manager — Merchant Gases	2010 2009 2008	$ $ $	460,000 460,000 360,000	$ $ $	454,817 344,242 841,361	$ $ $	419,841 645,400 394,408	$ $	522,000 0 393,000	$ $ $	766,774 453,177 69,497	$ $	20,311 15,466 $11,621	$ $ $	2,643,743 1,918,285 2,069,887
L. C. Minella Senior Vice President — Human Resources and Communications	2010 2009 2008	$ $ $	440,000 440,000 415,000	$ $ $	531,830 402,655 576,562	$ $ $	490,886 754,639 666,135	$ $	549,000 0 459,000	$ $ $	190,387 193,479 51,082	$ $ $	14,458 14,259 13,328	$ $ $	2,216,561 1,805,032 2,181,107
S. J. Jones Senior Vice President and General Manager —Tonnage Gases, Equipment & Energy (1)	2010		$400,000		$954,774		$419,841		$470,000		$302,860		$38,066		$2,585,541

(1)	Mr. Jones was not a Named Executive Officer in 2008 and 2009; so his compensation is not shown for those years.

(2)

This column shows the grant date fair value of restricted stock, deferred stock units, and performance share units granted in fiscal year 2010 and earlier years. Generally, the expense for these awards is recognized over the vesting or performance period, unless the recipient is eligible for retirement, in which case the expense may be required to be recognized entirely in the year of grant. The calculation of these amounts disregards any estimate of forfeitures related to time-based conditions. The assumptions for the valuation determinations are set forth in footnote 19 to our financial statements included in Form 10-K filed with the SEC on November 23, 2010. Additional information regarding these awards is set out in the “Grants of Plan-Based Awards” and “Outstanding Equity Awards” tables and accompanying notes. Performance shares granted in 2010 are shown at 180% of target earn out which is the value used in the financial statements as of the grant date and is based on probable outcomes. The value of these awards as included and at maximum value is as follows:

Officer	Value Included	Maximum Value

J. E. McGlade	$2,474,945	$2,956,180
P. E. Huck	$584,916	$698,645
R. D. Dixon	$292,383	$349,197
L. C. Minella	$341,891	$408,386
S. J. Jones	$292,383	$349,197

(3)

This column shows grant date fair value of stock options granted in fiscal year 2010 and earlier years, disregarding any estimate of forfeitures relating to time-based vesting. Generally, the expense for option awards is recognized over the vesting period, unless the recipient is eligible for retirement, in which case it may be required to be recognized entirely in the year of grant. The assumptions for the valuation determination are set forth in footnote 19 to our financial statements included in Form 10-K filed with the SEC on November 23, 2010. Additional information regarding these awards is set forth in the “Grants of Plan-Based Awards” and “Outstanding Equity Awards” tables and accompanying footnotes.

(4)

Amounts in this column reflect Annual Incentive Plan awards. At their election, Executive Officers may defer awards received under this Plan. Amounts deferred are also reflected as “Executive Contributions” in the “Nonqualified Deferred Compensation” table.

(5)

Amounts in this column reflect the annual change in the actuarial present value of each Named Executive Officers’ accumulated tax qualified and nonqualified pension benefits and interest considered to be above market interest credited to their Deferred Compensation Plan balances. Interest is calculated for the Deferred Compensation Plan accounts using a Moody’s A-rated Corporate Bond Rate because this is comparable to the rate the Company pays its other creditors on long-term obligations. When this rate exceeds 120% of a rate set by the U.S. Internal Revenue Service, it is treated as above market interest, even though it is based on a market average for corporate bonds. The amounts included as above market interest were as follows:

J. E. McGlade	$8,604
P. E. Huck	$21,679
R. D. Dixon	$2,153
L. C. Minella	$5,687
S. J. Jones	$2,344

The pension accrual amounts represent the difference between the September 30, 2009 and September 30, 2010 actuarial present value of accumulated benefits under the Company’s tax qualified and nonqualified pension plans. These amounts are detailed in the chart below:

J. E. McGlade	$5,297,483
P. E. Huck	$206,506
R. D. Dixon	$764,621
L. C. Minella	$184,700
S. J. Jones	$300,516

Additional information on how these amounts are calculated is included in the notes accompanying the Pension Benefits table.

(6)	Amounts shown in this column are detailed in the chart below.

	Contributions Under Defined Contribution Plans	Group Term Life Insurance Premiums	Tax Reimbursements(1)	Perquisites or Personal Benefits(2)

J. E. McGlade	$37,385	$852	$5,772	$118,679
P. E. Huck	$20,250	$852	$0	$0
R. D. Dixon	$14,331	$784	$5,196	$0
L. C. Minella	$13,708	$750	$0	$0
S. J. Jones	$37,384	$682	$0	$0

(1)

These amounts represent payments that the Company has made to the Named Executive Officers to cover taxes incurred by them for certain business-related taxable expenses, specifically, spousal travel to and attendance at Company-related events.

(2)

The amount included in this column is the incremental cost to the Company of Mr. McGlade’s personal use of the corporate aircraft. The incremental cost is calculated as the sum of: (a) flight specific costs such as landing fees, and (b) the product of (i) certain variable costs of maintaining the aircraft and (ii) a fraction, the numerator of which is the mileage attributable to Mr. McGlade’s personal trips and the denominator of which is total miles flown for the year. The valuation also includes these costs with respect to return flights with no passengers that are associated with Mr. McGlade’s personal travel. Fixed costs such as pilot compensation and depreciation are not included as the aircraft is primarily used for business purposes, and the Company would incur these costs regardless of Mr. McGlade’s personal use. Mr. McGlade’s family members traveled with Mr. McGlade on some of the flights reflected; however, no incremental cost to the Company arises from their accompanying Mr. McGlade.

2010 Grants of Plan-Based Awards

Name	Award Type	Grant Date	Estimated Future Payouts Under Nonequity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Threshold	Target	Maximum	Threshold	Target	Maximum

J. E. McGlade	Annual Incentive Plan		$0	$1,320,000	$3,036,000
	Performance Shares	12/1/2009				0	16,447	35,361				$2,474,945
	Stock Options	12/1/2009								134,264	$83.60	$3,653,323
	Restricted Shares	12/1/2009							16,447			$1,374,969
P. E. Huck	Annual Incentive Plan		$0	$455,000	$1,046,500
	Performance Shares	12/1/2009				0	3,887	8,357				$584,916
	Stock Options	12/1/2009								31,735	$83.60	$863,509
	Restricted Shares	12/1/2009							3,887			$324,953
R. D. Dixon	Annual Incentive Plan		$0	$276,000	$634,800
	Performance Shares	12/1/2009				0	1,943	4,177				$292,383
	Stock Options	12/1/2009								15,867	$83.60	$419,841
	Restricted Shares	12/1/2009							1,943			$162,435
L. C. Minella	Annual Incentive Plan		$0	$264,000	$607,200
	Performance Shares	12/1/2009				0	2,272	4,885				$341,891
	Stock Options	12/1/2009								18,552	$83.60	$490,886
	Restricted Shares	12/1/2009							2,272			$189,939
S. J. Jones	Annual Incentive Plan		$0	$240,000	$552,000
	Performance Shares	12/1/2009				0	1,943	4,177				$292,383
	Stock Options	12/1/2009								15,867	$83.60	$419,841
	Restricted Shares	12/1/2009							1,943			$162,435
	Restricted Stock Units	02/1/2010							6,509			$499,956

The Grants of Plan-Based Awards table reports the dollar value of cash incentive awards and the number and value of equity awards granted to each Named Executive Officer during fiscal year 2010. With regard to cash incentives, this table reports the estimated potential value that could have been obtained by the executive; whereas the Summary Compensation Table reports the actual value realized for fiscal year 2010. Equity amounts represent the grant date values of the awards determined under FASB ASC Topic 718 for purposes of financial statement reporting, which is based on probable outcomes.

Nonequity Incentive Plan Awards — Annual Incentive Plan.    Annual Incentive Plan awards are based on performance for the fiscal year. The Committee approves performance metrics and payout schedules prior to or at the beginning of the fiscal year. Following the end of the fiscal year, the Committee determines the range of actual amounts that can be paid out under a formula which reflects the Company’s performance against the approved metrics. Individual awards are determined by the Committee within the range, based on individual performance. There is no minimum bonus under the terms of the Plan, so the threshold amount is shown as 0. For more information on fiscal year 2010 targets and the award determination, see pages 37-38.

Equity Incentive Plan Awards — Performance Shares.    The Equity Incentive Plan Awards reflected in the table are performance shares. Performance shares are deferred stock units whose earn out is conditioned on the Company’s achieving certain levels of EPS Growth and ROCE Spread. “Deferred stock units” are an award type provided under the Company’s Long-Term Incentive Plan that entitle the holder to the value of one share of Company stock and accumulated dividend equivalents upon satisfaction of performance and/or time-based vesting conditions. Dividend equivalents are paid in cash and equal the dividends that would have accrued on a share of Company stock from the grant date of a deferred stock unit until it is paid out. Dividend equivalents are not paid until an award has vested or been earned. No dividend equivalents are paid on units that are forfeited.

The performance shares reflected in the table have a three-year performance cycle which will be completed at the end of fiscal year 2012. The number of performance shares that will be paid out is based on the formula described on page 40.

Performance shares are generally forfeited if the Executive Officer terminates employment during the performance period. Executive Officers who terminate due to death, disability, or retirement will receive a pro-rata portion of any performance share payout upon completion of the performance period, provided they were employed at least one year after the grant date of the performance shares. Upon a termination covered by the Corporate Executive Committee Separation Program described on pages 56-58, a pro-rata portion of the performance shares will be paid to the terminated Executive Officer upon completion of the performance period.

Other Stock Awards — Restricted Stock Awards.    The other stock awards reflected in the table are shares of restricted stock. Shares of restricted stock are shares of Company stock that are issued in the Executive Officer’s name subject to restrictions on transferability. The shares may be voted but the Executive Officer may not sell or transfer restricted stock during the vesting period. Dividends are paid on the restricted stock during the vesting period. Restricted stock granted in fiscal year 2010 is subject to a four-year vesting period. Generally, if an Executive Officer’s employment terminates during the vesting period, the stock will be forfeited. However, if an Executive Officer’s employment terminates due to death, disability, or retirement one year or more after the grant date, the stock will vest. If an Executive Officer’s employment termination is covered by the Corporate Executive Committee Separation Program described on pages 56-58, a pro-rata portion of the restricted stock will vest on termination; the remainder is forfeited unless the Executive Officer is retirement eligible, in which case all the restricted stock will vest if it has been outstanding at least one year.

Stock Options.    The options reflected in the table become exercisable in one-third increments on the first three anniversaries of grant, and generally remain exercisable until ten years after the grant date; however, the options generally expire on the last day of employment except for death, disability, or retirement. Options granted more than one year prior to an Executive Officer’s termination due to death, disability, or retirement continue to become and remain exercisable for their full term. If a nonretirement eligible Executive Officer’s termination is covered by the Corporate Executive Committee Separation Program described on pages 56-58, his or her exercisable options will remain exercisable for the full term. Options are subject to forfeiture for engaging in specified activities such as competing with the Company. Upon exercise of the options, Executive Officers must retain 50% of the net shares received for a one-year period as long as the Executive Officer is actively employed by the Company.

Outstanding Equity Awards at Fiscal Year-End

Officer	Option Awards(1)					Stock Awards
						Number of Shares or Units of Stock Held That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock Held That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (3)

	Option Grant Date	Number of Shares Underlying Unexercised Options (#)		Option Exercise Price	Option Expiration Date
		Exercisable	Unexercisable

J. E. McGlade						107,528	$8,905,469	74,000	$6,128,680
	10/02/2000	25,000		$35.82	10/03/2010
	10/01/2001	75,000		$38.02	10/02/2011
	10/01/2002	40,000		$43.09	10/02/2012
	10/01/2003	70,000		$45.53	10/02/2013
	10/01/2004	74,000		$54.17	10/02/2014
	10/03/2005	52,000		$55.33	10/04/2015
	10/02/2006	70,000		$67.23	10/02/2016
	10/01/2007	98,130	49,065	$98.85	10/02/2017
	10/01/2008	85,105	170,212	$66.90	10/02/2018
	12/01/2009	0	134,264	$83.60	12/02/2019
P. E. Huck						48,028	$3,977,679	17,488	$1,448,356
	10/02/2000	29,000		$35.82	10/03/2010
	10/01/2001	29,000		$38.02	10/02/2011
	10/01/2002	35,000		$43.09	10/02/2012
	10/01/2003	20,000		$45.53	10/02/2013
	10/01/2004	55,000		$54.17	10/02/2014
	10/03/2005	52,000		$55.33	10/04/2015
	10/02/2006	46,000		$67.23	10/02/2016
	10/01/2007	23,194	11,598	$98.85	10/02/2017
	10/01/2008	20,115	40,232	$66.90	10/02/2018
	12/01/2009	0	31,735	$83.60	12/02/2019
R. D. Dixon						21,792	$1,804,813	8,742	$724,012
	10/02/2000	7,000		$35.82	10/03/2010
	10/01/2001	14,000		$38.02	10/02/2011
	10/01/2002	14,000		$43.09	10/02/2012
	10/01/2003	12,000		$45.53	10/02/2013
	10/01/2004	13,200		$54.17	10/02/2014
	10/03/2005	9,500		$55.33	10/04/2015
	10/02/2006	10,000		$67.23	10/02/2016
	10/01/2007	8,028	4,015	$98.85	10/02/2017
	10/01/2008	10,057	20,116	$66.90	10/02/2018
	12/01/2009	0	15,867	$83.60	12/02/2019
L. C. Minella						20,394	$1,689,031	10,224	$846,752
	01/05/2004	60,000		$52.83	01/05/2014
	10/01/2004	40,000		$54.17	10/02/2014
	10/03/2005	30,000		$55.33	10/04/2015
	10/02/2006	27,000		$67.23	10/02/2016
	10/01/2007	13,560	6,780	$98.85	10/02/2017
	10/01/2008	11,760	23,520	$66.90	10/02/2018
	12/01/2009	0	18,552	$83.60	12/02/2019
S. J. Jones						14,279	$1,182,587	8,742	$724,012
	10/01/2002	4,500		$43.09	10/02/2012
	10/01/2003	5,100		$45.53	10/02/2013
	10/01/2004	8,000		$54.17	10/02/2014
	10/03/2005	7,000		$55.33	10/04/2015
	10/02/2006	6,200		$67.23	10/02/2016
	10/01/2007	8,920	4,461	$98.85	10/02/2017
	10/01/2008	10,057	20,116	$66.90	10/02/2018
	12/01/2009	0	15,867	$83.60	12/02/2019

(1)

Grant dates for all stock options are shown in the first column. All stock options become exercisable in three consecutive, equal annual installments on the first, second, and third anniversary of the grant date.

(2)

This column reflects restricted stock, performance shares that are earned but deferred, and other deferred stock units described below that entitle the holder to a share of Company Stock and accumulated dividend equivalents since the date of grant.

Restricted Stock. All restricted stock granted prior to fiscal year 2007 vests on termination of employment due to death, disability, or retirement. Restricted stock granted in fiscal year 2007 vested on October 1, 2010. Shares of restricted stock granted in 2007 were as follows: Mr. McGlade 8,400, Mr. Huck 5,300, Mr. Dixon 1,150, and Ms. Minella 3,100. Restricted stock granted in fiscal year 2008 vests on the earlier of October 1, 2011 or the Executive Officer’s termination of employment due to death, disability, or retirement. Shares of restricted stock granted in 2008 were as follows: Mr. McGlade 13,910, Mr. Huck 3,288, Mr. Dixon 1,138, Mr. Jones 1,265, and Ms. Minella 1,922. Restricted stock granted in fiscal year 2009 vests on the earlier of October 1, 2012 or the Executive Officer’s termination of employment due to death, disability, or retirement. Shares of restricted stock granted in fiscal year 2009 were as follows: Mr. McGlade 20,553, Mr. Huck 4,857, Mr. Dixon 2,428, Ms. Minella 2,840, and Mr. Jones 2,428. Shares of restricted stock granted in fiscal year 2010 vest on the earlier of December 1, 2013 or the Executive Officer’s termination of employment due to death, disability, or retirement. Shares of restricted stock granted in fiscal year 2010 were as follows: Mr. McGlade 16,447, Mr. Huck 3,887, Mr. Dixon 1,943, Mr. Jones 1,943, and Ms. Minella 2,272. All restricted stock is subject to special vesting rules for terminations covered by the Corporate Executive Committee Separation Program described on pages 56-58 or upon a change in control of the Company.

Deferred Stock Units. This column reflects four kinds of deferred stock units: (i) deferred stock units that vest upon death, disability, or retirement (“career-vesting deferred stock units”), including earned performance shares that are subject to forfeiture if the Named Executive Officer voluntarily terminates prior to death, disability, or retirement; (ii) earned performance shares granted in fiscal year 2008 that vested on October 1, 2010; (iii) special retention grants; and (iv) four-year vesting restricted stock units which are deferred stock units that generally vest four years after the grant date. All deferred stock units are subject to special vesting rules for terminations covered by the Corporate Executive Committee Separation Program described on pages 56-58 or upon a change in control.

(i)	The number of career-vesting deferred stock units shown for each Named Executive Officer in this column is as follows:

Officer	Number of Units

J. E. McGlade	9,605
P. E. Huck	15,560
R. D. Dixon	8,470
L. C. Minella	1,050
S. J. Jones	0

(ii)	Fiscal year 2008 earned performance shares are as follows:

Officer	Number of Units

J. E. McGlade	19,613
P. E. Huck	4,636
R. D. Dixon	1,605
L. C. Minella	2,710
S. J. Jones	1,784

(iii)	This column also reflects special retention grants of 5,058 deferred stock units to Mr. Dixon and 6,509 to Mr. Jones. A grant was made to Mr. Dixon in fiscal year 2008 and to Mr. Jones in fiscal year 2010. Mr. Dixon’s units will vest on October 2, 2011, or upon his earlier disability or death, and are forfeitable upon termination of employment prior to vesting, including for retirement. Mr. Jones’s units will vest on February 1, 2015 or upon his earlier disability or death, and are forfeitable upon termination of employment prior to vesting.

(iv)	Mr. Jones received 350 four-year vesting restricted stock units granted in fiscal year 2007 which vested on October 1, 2010.

(3)	These amounts are based on the 2010 fiscal year-end NYSE closing market price.

(4)

This column reflects performance shares granted in fiscal years 2009 and 2010. These shares are conditioned upon performance during three-year cycles ending on September 30, 2011 and September 30, 2012, respectively. These awards will earn out and be paid following the end of the relevant performance period as indicated in the chart below. The awards are shown at the maximum payout of 200% since the target performance level would be exceeded based on performance to date.

	End of Performance Period

Officer	09/30/2011	11/30/2012

J. E. McGlade	41,106	32,894
P. E. Huck	9,714	7,774
R. D. Dixon	4,856	3,886
L. C. Minella	5,680	4,544
S. J. Jones	4,856	3,886

2010 Option Exercises and Stock Vested

	Option Awards		Stock Awards

Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)(1)	Value Realized On Vesting (2)

J. E. McGlade	0	$0	13,980	$1,116,008
P. E. Huck	0	$0	11,035	$887,535
R. D. Dixon	0	$0	2,093	$167,615
L. C. Minella	0	$0	6,445	$518,343
S. J. Jones	0	$0	1,133	$89,994

(1)

The shares in this column include performance shares granted in fiscal year 2006 which were earned out in October 2008 and deferred for a two-year period, performance shares granted in fiscal year 2007 which were earned out and vested in October 2009, and restricted stock units that were granted in fiscal year 2006 subject to a four-year vesting period.

(2)	The value was determined as of September 30, 2010. Dividend equivalents paid on these awards are not included in the Value Realized:

Officer	Dividend Equivalents Paid

J. E. McGlade	$93,674
P. E. Huck	$78,036
R. D. Dixon	$14,354
L. C. Minella	$45,563
S. J. Jones	$7,840

2010 Pension Benefits

Officer	Plan Name	Number of Years Credited Service (#)	Present Value on Accumulated Benefit	Payments During Last Fiscal Year

J. E. McGlade	Air Products and Chemicals, Inc. Pension Plan for Salaried Employees	34.2774	$1,582,782	$0
	Air Products and Chemicals, Inc. Supplementary Pension Plan	34.2774	$18,053,634	$0
P. E. Huck	Air Products and Chemicals, Inc. Pension Plan for Salaried Employees	31.274	$1,332,498	$0
	Air Products and Chemicals, Inc. Supplementary Pension Plan	31.274	$5,986,677	$0
R. D. Dixon	Air Products and Chemicals, Inc. Pension Plan for Salaried Employees	27.3654	$649,916	$0
	Air Products and Chemicals, Inc. Supplementary Pension Plan	27.3654	$1,645,160	$0
L. C. Minella	Air Products and Chemicals, Inc. Pension Plan for Salaried Employees	6.8221	$175,627	$0
	Air Products and Chemicals, Inc. Supplementary Pension Plan	6.8221	$505,745	$0
S. J. Jones	Air Products and Chemicals, Inc. Pension Plan for Salaried Employees	12.3653	$265,406	$0
	Air Products and Chemicals, Inc. Supplementary Pension Plan	12.3653	$570,857	$0

The table above illustrates the actuarial present value of accrued pension benefits for each of the Named Executive Officers under the Company’s defined benefit plans. Actuarial present values are complex calculations that rely on many assumptions. The Company has calculated the amounts shown above generally using the same assumptions used in determining the pension cost recognized in its financial statements which are described in footnote 16 to the financial statements and under “Critical Accounting Policies” in the Management Discussion and Analysis in the financial statements, both of which are included in the Company’s Form 10-K filed with the

SEC on November 23, 2010, except that, in accordance with SEC requirements, the Company has calculated these values assuming payment begins the earliest date the Named Executive Officer can receive an unreduced early retirement benefit.

The Company’s Pension Plan for Salaried Employees (“Salaried Pension Plan”) is a funded, tax qualified defined benefit plan funded entirely by the Company. All U.S. salaried employees hired before October 1, 2004 are eligible to participate; however, participants as of January 1, 2005 were given a one-time election to prospectively receive their primary retirement benefit under the Company’s qualified defined contribution plan, the Retirement Savings Plan. All Named Executive Officers, except Mr. Jones, elected to remain in the Salaried Pension Plan. Benefits under the Plan are paid after retirement in the form of a monthly annuity. Participants may select from monthly payments for their lifetime or smaller monthly payments for their life and the life of a beneficiary.

The amount of the benefit under the Salaried Pension Plan is based on the following formula:

1.184% x Years of Service x Average Monthly Compensation (Up to the Average Social Security Maximum Taxable Wage Base)

Plus

1.5% x Years of Service x Average Monthly Compensation (In excess of the Average Social Security Maximum Taxable Wage Base)

“Average Monthly Compensation” is generally the participant’s base salary. The “Average Social Security Maximum Taxable Wage Base” is the average of the Social Security Wage Bases over a 35-year period.

Benefits under the Salaried Pension Plan become vested after a participant has completed five years of service. The Normal Retirement Age under the Salaried Pension Plan is age 65. A participant with at least five years of service may retire after attaining age 55 and receive a benefit reduced by 3% per year for the number of years prior to his or her attaining age 62. Participants who were age 50 on or before January 1, 2005 are eligible for early retirement at age 55 with no reduction in benefit if the sum of their age and credited service under the Plan equals 80 or more at the time of retirement. Participants who had not attained age 50 on January 1, 2005 may receive the portion of their benefit accrued on that date unreduced upon retirement at age 55 or later if the sum of their age and credited service under the Plan equals 80 or more at the time of retirement.

Under U.S. federal tax laws, benefits payable under the Salaried Pension Plan, and compensation which can be considered in calculating the benefits, are limited. The Supplementary Pension Plan (“Supplementary Plan”) is a nonqualified, unfunded pension plan that provides benefits that cannot be provided under the Salaried Pension Plan due to these limits. Benefits under the Supplementary Plan are calculated using the same formula as the Salaried Pension Plan, but there is no limit on the amount of base salary that can be covered by the pension formula, and Average Monthly Compensation under the Supplementary Plan also includes Annual Incentive Plan awards.

Supplementary Plan benefits are subject to the same vesting and early retirement terms as the Salaried Pension Plan. Supplementary Plan benefits are generally payable following retirement in one of the annuity forms available under the Salaried Pension Plan or, at the election of the participant, in a lump sum. In the case of the Named Executive Officers, distribution of benefits under the Supplementary Plan, whether in annuity or lump sum form, is delayed for six months after termination of employment to comply with U.S. federal tax laws.

2010 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)

J. E. McGlade	$184,616	$34,616	$43,150	$0	$1,523,869
P. E. Huck	$100,000	$18,750	$194,255	$0	$3,540,817
R. D. Dixon	$62,277	$11,677	$19,302	$0	$386,932
L. C. Minella	$67,692	$12,693	$50,660	$0	$955,889
S. J. Jones	$51,692	$22,154	$21,016	$0	$420,079

(1)

All amounts reported in this column were voluntary deferrals of base salary or Annual Incentive Plan awards by the Named Executive Officers. These amounts are also reported in the Summary Compensation Table.

(2)

Amounts reported in this column are Company matching credits based on each Named Executive Officer’s voluntary deferrals of base salary; and, in the case of Mr. Jones, a Company contribution of 5% of his base salary in excess of tax law limits on Retirement Savings Plan contributions and his Annual Incentive Plan awards because he has elected to receive his primary retirement benefit under the Company’s defined contribution plans rather than the pension plans. These amounts are also reported in the Summary Compensation Table.

(3)	The following portion of these accumulated balances has been previously reported as compensation in the Summary Compensation Table of the Company’s proxy statements for prior years:

Officer	Amount Previously Reported

J. E. McGlade	$ 756,770
P. E. Huck	$3,107,590
R. D. Dixon	$ 127,997
L. C. Minella	$ 453,314
S. J. Jones	$ 0

Amounts shown in this table are provided under the Company’s nonqualified Deferred Compensation Plan.

The Company provides the tax qualified Retirement Savings Plan (the “RSP”) to all U.S.-based salaried employees of the Company. Currently, U.S. tax laws limit the amounts that may be contributed to tax-qualified savings plans and the amount of compensation that can be taken into account in computing benefits under the RSP. The Deferred Compensation Plan is intended to make up, out of general assets of the Company, an amount substantially equal to the benefits an employee did not receive under the RSP due to these limits. U.S. employees who participate in the Annual Incentive Plan, including all Named Executive Officers, are eligible to participate in the Deferred Compensation Plan. Participants can elect to defer up to 16 percent of base salary on a before-tax basis (offset by amounts deferred under the RSP). The Deferred Compensation Plan provides a Company matching credit in the same amounts as matching contributions under the RSP; i.e., 75 percent of the first three percent of base salary deferred by participants and 25 percent of the next three percent of base salary deferred. In addition to base salary, Plan participants may also elect to defer Annual Incentive Plan awards. No matching credit is provided for these deferrals.

This RSP also provides an enhanced matching contribution of elective deferrals up to 4% of base salary and a defined contribution primary retirement benefit of 4 to 6% of base salary, depending on years of service, for employees who elected to receive their primary retirement benefit under the defined contribution plans rather than the pension plans. The Deferred Compensation Plan provides a comparable matching credit and primary retirement benefit credit for base salary to the extent not covered under the RSP due to tax law limits. The Plan also provides the primary retirement benefit credit for Annual Incentive Plan awards.

Participants may elect to have their Deferred Compensation Plan balances earn interest at a corporate bond rate or be deemed to be invested in Company stock and earn dividend equivalents and market appreciation on the stock. If a participant chooses the Company stock alternative, his or her account balance will be distributed in shares of Company stock, except for dividend equivalents.

Participants can elect to receive payments of their Deferred Compensation Plan balances in one to ten annual installments following termination from service. The Named Executive Officers cannot commence distribution until six months following termination to comply with tax laws.

Potential Payments Upon Termination or Change in Control

Termination Prior to Change in Control.    Potential payments to Named Executive Officers upon termination prior to a change in control vary depending on the exact nature of the termination and whether the Executive Officer is retirement eligible at the time of the termination. Retirement eligibility for U.S. employees, including all the Named Executive Officers, generally occurs upon the attainment of age 55 after completing at least five years of service to the Company.

Voluntary Termination Other Than Retirement.    A voluntary termination by Mr. McGlade or Mr. Huck would be a retirement. If Ms. Minella, Mr. Dixon, or Mr. Jones voluntarily terminated employment with the Company prior to retirement eligibility, like all salaried employees of the Company, they would receive any unpaid salary and accrued vacation, RSP balances and nonqualified deferred compensation shown in the table on page 54, and earnings thereon. Once they attained age 55, they could commence their accrued benefits under the qualified and nonqualified pension plans shown in the table on page 52 on the same terms as all other participants under these plans. All their outstanding awards under the Long-Term Incentive Plan would be forfeited, including all unexercised stock options, all restricted stock, and all performance shares, whether or not earned. Executive Officers and other eligible employees generally must remain employed until the last day of the fiscal year to receive an Annual Incentive Plan award for the fiscal year. Therefore, they would forfeit any Annual Incentive Plan award for the fiscal year of termination, unless they terminated on the last day of the year. If they had voluntarily terminated on September 30, 2010, they would have received their fiscal year 2010 bonuses in an amount determined by the Committee.

Retirement.    Upon retirement, Named Executive Officers are entitled to unpaid salary and accrued vacation, the qualified and nonqualified pension and deferred compensation reflected on pages 52 and 54 above, and retiree medical benefits on the same terms as for all salaried employees meeting age and service conditions. Retiring Named Executive Officers may also receive, in the discretion of the Committee, a prorated Annual Incentive Plan award for the year of retirement. In addition, like all Long-Term Incentive Plan participants, they will receive the following treatment of their outstanding long-term incentive awards:

•

All outstanding stock options which were granted one year or more prior to retirement will continue to become exercisable in accordance with the normal schedule as if the Named Executive Officer remained employed, and will be exercisable for the normal term. Options granted less than one year prior to retirement are forfeited.

•

Restricted stock awarded at least one year prior to retirement will vest immediately upon retirement. (Prior to fiscal year 2007, all restricted stock granted to Executive Officers vested only upon death, disability, or retirement.) Restricted stock granted less than one year prior to retirement is forfeited.

•

Career-vesting deferred stock units and all dividend equivalents thereon will vest and be paid six months after retirement. Career-vesting deferred stock units comprise several types of awards granted over the career of Executive Officers that vest upon death, disability, or retirement, including earned performance shares granted prior to fiscal year 2004.

•

All earned performance shares and dividend equivalents thereon will be paid on the normal schedule (except career-vesting performance shares). A pro-rata portion of unearned performance shares awarded at least one year prior to retirement and associated dividend equivalents will be paid in accordance with the normal schedule and at the normal payout level if performance thresholds are met. Performance shares awarded less than one year prior to retirement are forfeited.

Estimated Payments Upon Retirement

As of September 30, 2010

The table below shows the value of outstanding long-term incentive awards that would have vested upon the Named Executive Officer’s retirement as of September 30, 2010, and the value of awards that would have been forfeited. Amounts are based on the closing price of a share of Company stock as of September 30, 2010 which was $82.82. Mr. Dixon, Mr. Jones, and Ms. Minella are not eligible for retirement, so no amounts are shown for them.

Officer	Unvested Stock Options(1)	Restricted Stock at Retirement	Career-Vesting Deferred Stock Units	Unearned Performance Shares(2)	Value of Awards Forfeited

J. E. McGlade	$2,709,775	$4,427,806	$937,834	$2,369,898	$3,363,650
P. E. Huck	$640,493	$1,544,179	$1,515,420	$560,044	$794,948

(1)	Options are shown at their intrinsic value.

(2)	Unearned performance shares are shown at the maximum payout level since the target performance level has been exceeded.

Corporate Executive Committee Separation Program.    The Company maintains a Separation Program for members of the Company’s Corporate Executive Committee (“CEC”) which, during fiscal year 2010, included all the Named Executive Officers. A CEC member becomes eligible for program benefits upon involuntary termination of employment other than for “Cause” or upon voluntary termination for “Good Reason”. A termination for Cause occurs upon the Executive Officer’s failure to perform his or her duties, willful misconduct, certain illegal acts, insubordination, dishonesty, or violation of the Company’s Code of Conduct. “Good Reason” includes:

•	An adverse change in the Executive Officer’s position,

•	A decrease in the Executive Officer’s salary, benefits, or annual incentive compensation if not similarly applied to other highly compensated employees, or

•	A relocation of the Executive Officer’s principal workplace more than 50 miles from the existing location.

Benefits under the Separation Program are contingent upon the CEC member’s continuing to perform the duties typically related to his or her position (or such other position as the Board reasonably requests) until termination, and assistance in the identification, recruitment, and/or transitioning of his successor. The CEC member also is required to sign a general release of claims against the Company and a two-year noncompetition agreement. If all these requirements are met, the CEC member is entitled to cash benefits as follows:

•	A cash severance payment of one times (two times in the case of Mr. McGlade) the CEC member’s annual base salary and average annual bonus for the last three years,

•	A bonus for the year of termination equal to a pro-rata portion of the CEC member’s average annual bonus for the last three years,

•	Outplacement assistance,

•

A cash payment equal to the actuarial equivalent of pension benefits that would have accrued based on two additional years of service in the case of Mr. McGlade and one additional year of service in the case of the other Named Executive Officers, except for Mr. Jones,

•

A cash payment for the three Named Executive Officers who are not eligible for early retirement equal to the value of the early retirement subsidy provided under the pension plans on the Executive Officer’s accumulated benefit calculated, except for Mr. Jones, with an additional one year of service, and

•

For Mr. Jones, because he has elected to receive his primary retirement benefit under the Company’s defined contributions plans, a cash payment equal to the additional (nonmatching) contributions, and credits he would had received under the RSP and the Deferred Compensation Plan, respectively, had he remained employed an additional year, assuming his base salary remained the same and his Annual Incentive Plan award was the higher of his most recent award or the average of the last three awards.

Noncash benefits are also provided or maintained under the Separation Program as follows:

•	Medical and other welfare benefits are continued for two years in the case of Mr. McGlade and one year in the case of other Named Executive Officers.

•

Nonretirement eligible Named Executive Officers will forfeit unexercisable stock options. Their exercisable options will remain in effect for the normal term. Retirement provisions described above apply to the stock options of retirement eligible Named Executive Officers.

•

A pro-rata portion of four-year vesting restricted stock and retention grants of deferred stock units will vest. The remaining four-year vesting restricted stock and retention grant deferred stock units will be forfeited. However, retirement provisions described above apply to outstanding restricted stock held by the retirement eligible Named Executive Officers if more favorable. (Ms. Minella will also vest in all restricted stock granted to her before January 1, 2008, the effective date of certain changes to the Separation Program approved by the Committee.)

•	Career-vesting restricted stock and deferred stock units will become fully vested.

•

All Named Executive Officers will receive a pro-rata portion of unearned performance shares based on actual performance at the end of the performance period and will forfeit the remainder. The unforfeited shares will be paid in accordance with the normal schedule and at the normal payout level if performance thresholds are met. Retirement provisions apply to retirement eligible Named Executive Officers if the treatment is more favorable.

Upon involuntary termination, Named Executive Officers, like all salaried employees, are entitled to receive their accrued qualified and nonqualified pension and deferred compensation shown in the tables on pages 52 and 54 above in accordance with the terms of the relevant plans and, if retirement eligible, retiree medical benefits.

Estimated Payments on Severance

As of September 30, 2010

The table below shows estimated cash payments that would have been made to the Named Executive Officer upon an involuntary termination on September 30, 2010 covered under the Corporate Executive Committee Separation Program, and the estimated value of long-term incentive awards that would have vested upon the termination.

					Long-Term Incentive Plan(1)(2)
Officer	Severance Benefit	Pro-rata Bonus	Pension Payment(3)	Benefits(4)	Restricted Stock(5)	Other Deferred Stock Units(6)	Unearned Performance Shares(7)

J. E. McGlade	$4,359,333	$979,667	$909,769	$24,834	$4,427,806	$937,834	$769,811
P. E. Huck	$1,101,333	$451,333	$244,534	$21,826	$1,544,179	$1,515,420	$181,933
R. D. Dixon	$686,333	$226,333	$1,626,606	$33,272	$204,755	$1,153,231	$370,908
L. C. Minella	$736,333	$296,333	$478,987	$33,238	$854,315	$98,637	$433,813
S. J. Jones	$584,000	$184,000	$486,889	$33,170	$212,643	$72,717	$370,908

(1)

Based on September 30, 2010 closing price of $82.82. No stock options are reflected as no vesting or acceleration of vesting occurs as a result of a severance. Nonretirement eligible Executive Officers retain only options that were already exercisable and retirement eligible Executive Officers’ options continue to become exercisable on the same schedule as a voluntary retirement.

(2)	The value of long-term incentive awards which would have been forfeited in the event of involuntary termination on September 30, 2010 are as follows:

Officer	Value of Forfeited Awards

J. E. McGlade	$4,548,598
P. E. Huck	$1,074,971
R. D. Dixon	$1,059,610
L. C. Minella	$1,081,234
S. J. Jones	$1,426,478

(3)	Includes payment in lieu of Company contributions and credits under the RSP and Deferred Compensation Plan for Mr. Jones.

(4)

Includes the value of outplacement benefits estimated based on current arrangements for these services; the value of medical benefits extended under the Separation Program for those not already eligible for retiree medical benefits; and the value of dental, life insurance, and disability benefits.

(5)	Restricted stock and restricted stock units which vested under the terms of their grants on October 1, 2010 are not included as the value of a one-day acceleration of vesting is de minimis.

(6)

These amounts reflect the value of career-vesting deferred stock units, including earned performance shares granted before fiscal year 2004, and time-based deferred stock units such as retention grants, and dividend equivalents thereon.

(7)

Unearned performance shares that are not forfeited upon a covered involuntary termination are reflected at the maximum payout level since the target performance level has been exceeded. Amounts include accumulated dividend equivalents.

Termination for Cause.    Notwithstanding the above, upon involuntary termination for cause, Executive Officers who are not retirement eligible will receive only unpaid salary and accrued vacation, and qualified and nonqualified pension and deferred compensation. If a retirement eligible employee is terminated for cause, it is treated as a retirement.

Death or Disability.    Upon termination due to death or disability of an Executive Officer, in addition to insurance, continuation of medical benefits, and other benefits provided to all salaried employees and their families to help with these circumstances, the Long-Term Incentive Plan has provisions that provide continued vesting or accelerated payout of equity awards as follows:

•

All stock options that have been outstanding for at least a year at the time of termination continue to be and become exercisable on the normal schedule as if the employee had remained active. All other stock options are forfeited.

•	All restrictions on restricted stock outstanding for at least one year are removed. All other restricted stock is forfeited.

•	All earned but deferred performance shares, all career-vesting deferred stock units, and retention grants of deferred stock units are paid out.

•

A prorated portion of unearned performance shares outstanding for at least one year continues to earn out and be payable as if the employee had remained active. All other unearned performance shares are forfeited.

Change in Control Arrangements

The Company provides individual change in control severance agreements for all of the Named Executive Officers. For purposes of the agreements, a change in control occurs upon a 30% stock acquisition by a person not controlled by the Company, a greater than 50% change in membership on the Board during any two-year period unless approved by two-thirds of directors still in office who were directors at the beginning of the period, or other events determined by the Board.

The severance agreements give each Named Executive Officer specific rights and certain benefits if, within two years after a change in control, his or her employment is terminated by the Company without Cause (as defined below) or he or she terminates employment for Good Reason (as defined below). In such circumstances the Named Executive Officer would be entitled to:

•	A cash severance payment equal to three (two for Mr. Dixon and Mr. Jones) times the sum of his or her annual base salary and target bonus under the Annual Incentive Plan;

•	A cash payment of a pro-rata target bonus for the year;

•

A cash payment equal to three (two for Mr. Dixon and Mr. Jones) times the value for the most recent fiscal year of the Company’s contributions and/or credits on his or her behalf under the RSP and the Deferred Compensation Plan;

•

For all Named Executive Officers, except Mr. Jones, a cash payment equal to the actuarial present value of the pension benefits he or she would have been entitled to receive under the Company’s pension plans had he or she accumulated three (two in the case of Mr. Dixon) additional years of credited service after termination;

•

For Named Executive Officers who are not eligible for early retirement as of the date of termination, a cash payment equal to the actuarial present value of the early retirement subsidy on his or her pension benefit, calculated with an additional three years of credited service in the case of Ms. Minella and two in the case of Mr. Dixon;

•

For Mr. Jones, a cash payment equal to the additional (nonmatching) contributions and credits he would have received under the RSP and the Deferred Compensation Plan, respectively, had he remained employed for an additional two years at the same base salary and the higher of his most recent Annual Incentive Plan award or the average such award for the three fiscal years preceding the Change in Control; and

•

Continuation of medical, dental, disability, and life insurance benefits for a period of up to three years (two years in the case of Mr. Dixon and Mr. Jones), and provision of outplacement services and legal fees.

If any payment, distribution, or acceleration of benefits, compensation, or rights that is made by the Company to the covered Executive Officers under the severance agreement or otherwise results in a liability for the excise tax imposed by Section 4999 of the U.S. Internal Revenue Code, the Company will pay an amount equal to such excise tax, but only if the benefits to which the Executive Officer is entitled under the agreement are at least 110% of what the Executive Officer would receive if his or her benefits were reduced to a level that would not be subject to excise taxes. Also, each severance agreement provides for indemnification of the Executive Officer if he or she becomes involved in litigation because he or she is a party to the agreement.

A termination for “Cause” occurs under the agreements upon the Executive Officer’s willful failure to perform his or her duties or willful misconduct. “Good Reason” includes:

•	A material adverse change in the Executive Officer’s position;

•	A decrease in the Executive Officer’s salary, benefits, or incentive compensation if not applied to other highly compensated employees; or

•	Relocation of the Executive Officer’s principal workplace more than 50 miles from the existing location.

In addition to the change in control severance agreements, the Company’s Long-Term Incentive Plan and its nonqualified pension and deferred compensation plans provide change in control protections for all participants. Specifically, upon a change in control (as defined by the applicable plan):

•	All outstanding stock options become exercisable and remain exercisable for their full term on the earlier of the change in control or six months after the grant date.

•	Restrictions lapse on all restricted stock.

•

All forms of deferred stock units, except unearned performance shares and related dividend equivalents, will fully vest and be paid immediately. A pro-rata portion of unearned performance shares will be paid out in shares at the target performance level.

•	Accrued benefits under the nonqualified pension and deferred compensation plans (described on pages 52-54 respectively) are paid out.

The Committee, in its discretion, may pay out the value of stock options, restricted stock, and deferred stock units in cash.

Estimated Payments Upon Change in Control

On September 30, 2010

The table below shows the estimated value of long-term incentive awards that would have automatically vested and the additional value of nonqualified pension benefits that would have been paid upon a change in control occurring on September 30, 2010, whether or not the Executive Officer was terminated. These acceleration provisions apply to all Long-Term Incentive Plan and nonqualified pension and deferred compensation plan participants. In the case of Mr. McGlade and Mr. Huck, who are retirement eligible, most of these amounts would be paid on voluntary termination, but payment, lapse of restrictions, or exercisability would be accelerated upon a change in control. For Ms. Minella, Mr. Dixon, and Mr. Jones, all equity and benefits shown would become vested or payable if his or her active employment continued until his or her retirement eligibility without a change in control, but payment, lapse of restrictions, or exercisability would be accelerated upon a change in control.

	Long-Term Incentive Plan

Officer	Unvested Stock Options(1)	Restricted Stock(2)	Other Deferred Stock Units(2)	Unearned Performance Shares(2)	Nonqualified Pension Plan(3)

J. E. McGlade	$2,709,775	$5,789,946	$937,834	$1,569,854	$1,345,044
P. E. Huck	$640,493	$1,866,100	$1,515,420	$370,989	$406,491
R. D. Dixon	$320,247	$456,255	$1,264,659	$185,454	$0
L. C. Minella	$374,438	$1,120,886	$98,637	$216,906	$0
S. J. Jones	$320,247	$466,774	$548,383	$185,454	$0

(1)	Options are shown at their intrinsic value based upon the September 30, 2010 closing price of $82.82.

(2)	Restricted stock and restricted stock unit awards which vested under the terms of their grant on October 1, 2010 are not included as the value of a one-day acceleration of vesting is de minimis.

(3)

Amounts in this column reflect the additional value, if any, of the amount that would be paid upon a change in control using the immediate lump sum actuarial factors under the Plan, compared to actuarial present value of accrued benefits reflected in the Pension Benefits table on page 52.

Additional Estimated Payments Upon Termination

On September 30, 2010 After Change in Control

The table below shows additional amounts that would be payable under the change in control severance agreements if the Executive Officer were terminated following a change in control.

Officer	Severance	Pro-rata Bonus	Matching Contribution Payment	Pension Payment(1)	Outplacement/ Financial	Benefits(2)	Tax Gross-Up

J. E. McGlade	$7,560,000	$1,320,000	$112,154	$1,365,665	$20,000	$7,339	$4,843,185
P. E. Huck	$3,315,000	$455,000	$60,750	$733,602	$20,000	$5,564	$0
R. D. Dixon	$1,472,000	$276,000	$28,662	$1,722,612	$20,000	$27,476	$1,634,368
L. C. Minella	$2,112,000	$264,000	$41,124	$765,191	$20,000	$42,584	$1,502,223
S. J. Jones	$1,280,000	$240,000	$33,231	$518,889	$20,000	$27,272	$1,053,909

(1)	Includes payment in lieu of Company nonmatching contributions and credits under the RSP and Deferred Compensation Plan for Mr. Jones.

(2)

Includes continuation of dental, disability, and life insurance benefits. Also includes continuation of medical benefits for Mr. Dixon, Mr. Jones, and Ms. Minella. Mr. McGlade and Mr. Huck are currently eligible for retiree medical benefits upon any termination of employment on the same basis as other retirement eligible salaried employees, so there is no incremental benefit.

INFORMATION ABOUT STOCK OWNERSHIP

Persons Owning More than 5% of Air Products Stock

as of September 30, 2010

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Capital Research Global Investors(1) (“Capital”) 333 South Hope Street Los Angeles, CA 90071-1406	12,221,970	5.4%
State Farm Mutual Automobile Insurance Company(2) (“State Farm”) One State Farm Plaza Bloomington, IL 61710	15,481,413	6.8%

(1)	In the aggregate, Capital has sole voting power over 6,382,809 shares and sole disposition power over 12,221,970 shares.

(2)

In the aggregate, State Farm has sole voting power over 15,393,100 shares, shared voting power over 88,313 shares, sole power to direct disposition of 15,393,100 shares, and shared power to direct disposition of 88,313 shares.

Air Products Stock Beneficially Owned by Officers and Directors

The table below shows the number of shares of common stock beneficially owned as of November 1, 2010 by each member of the Board and each Named Executive Officer, as well as the number of shares owned by the directors and all Executive Officers as a group. None of the directors or Executive Officers own one percent or more of the Company’s common stock.

Name of Beneficial Owner	Common Stock(1)(2)(3)	Stock Options(4)	Currently Distributable Deferred Stock Units(5)	Total(6)

M. L. Baeza	0	8,000	7,932	15,932
W. L. Davis, III	1,000	0	9,898	10,898
C. C. Deaton	0	0	1,224	1,224
R. D. Dixon	15,783	110,147	0	125,930
M. J. Donahue	0	4,000	0	4,000
U. O. Fairbairn	0	10,000	9,005	19,005
W. D. Ford	0	4,000	20,428	24,428
E. E. Hagenlocker	0	10,000	9,592	19,592
E. Henkes	0	0	0	0	(6)
P. E. Huck	61,188	322,601	0	383,789
S. J. Jones	11,281	69,585	0	80,866
J. E. McGlade	116,695	743,160	0	859,855
M. G. McGlynn	0	0	15,653	15,653
L. C. Minella	24,343	207,044	0	231,387
L. S. Smith	4,850	2,000	0	6,850
Directors and Executive Officers as a group (19 persons)(7)	250,731	1,657,671	73,732	1,982,134

(1)

Certain Executive Officers hold restricted shares which we include in this column. The Executive Officer may vote the restricted shares, but may not sell or transfer them until the restrictions expire. The individuals in the table hold the following number of restricted shares:

Name	Shares

J. E. McGlade	69,910
P. E. Huck	22,532
L. C. Minella	13,534
S. J. Jones	5,636
R. D. Dixon	5,509
All Executive Officers	122,222

(2)	Includes share units held by Executive Officers in the Company’s qualified 401(k) plan. Participants have voting rights with respect to such units and can generally redirect their plan investments.

(3)

Shares reported include the following shares owned jointly by the indicated officer and his spouse: Mr. McGlade, 544 shares and Mr. Jones, 2,073 shares. Shares reported also include shares held by, or for the benefit of, members of the immediate families or other relatives of certain of the indicated officers: Mr. Huck, 11,422 shares; Mr. Jones, 121 shares; and Mr. McGlade, 21 shares. The indicated officers disclaim ownership of such shares.

(4)	The directors and officers have the right to acquire this number of shares within 60 days by exercising outstanding options granted under the Company’s Long-Term Incentive Plan.

(5)

Directors’ deferred stock units shown in the table are distributable within 60 days upon a director’s retirement or resignation, based upon the director’s payout elections. Deferred stock units held by directors who have elected to defer payout for longer periods are described in note (6). Deferred stock units entitle the holder to receive one share of Company stock and accrued dividend equivalents. Deferred stock units accrue dividend equivalents, but do not have voting rights.

(6)

Executive Officers and directors also own the deferred stock units reflected in the table below which are not distributable within 60 days and which have been awarded, earned out, or purchased. Directors with deferred stock units shown below have elected to defer receipt of those units for longer periods. Certain deferred stock units held by Executive Officers are subject to forfeiture if employment ends before death, disability, or retirement, or for engaging in specified activities such as competing with the Company.

Name of Beneficial Owner	Deferred Stock Units

R. D. Dixon	15,133
M. J. Donahue	19,968
E. Henkes	8,181
P. E. Huck	20,196
S. J. Jones	8,293
J. E. McGlade	41,732
L. C. Minella	3,870
L. S. Smith	17,893

(7)	Not counting their deferred stock units, directors, nominees, and Executive Officers as a group beneficially own .8% of the Company’s outstanding shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and Executive Officers to file reports of holdings and transactions in Company stock and related securities with the Securities and Exchange Commission and the NYSE. Based on our records and other information, we believe that in 2010 all of our directors and Executive Officers met all applicable Section 16(a) filing requirements.

Equity Compensation Plan Information

The following table provides information as of 30 September 2010 about Company stock that may be issued upon the exercise of options, warrants, and rights granted to employees or members of the Board under the Company’s existing equity compensation plans, including plans approved by shareholders and plans that have not been approved by shareholders in reliance on the NYSE’s former treasury stock exception or other applicable exception to the Exchange’s listing requirements.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	17,357,399(1)	$57.05	6,381,763(2)
Equity compensation plans not approved by security holders	649,441(3)	$40.94	0
Total	18,006,840	$56.56	6,381,763

(1)

Represents Long-Term Incentive Plan outstanding stock options and deferred stock units that have been granted. Deferred stock units entitle the recipient to one share of Company common stock upon vesting, which is conditioned on continued employment during a deferral period and may also be conditioned on earn out against certain performance targets.

(2)

Represents authorized shares that were available for future grants as of 30 September 2010. These shares may be used for options, deferred stock units, restricted stock, and other stock-based awards to officers, directors, and key employees. Full value awards such as restricted stock are limited to 20% of cumulative awards.

(3)

Represents outstanding options under the Stock Incentive Plan (485,683) and the Stock Option Plan for Directors (12,000). This number also includes deferred stock units granted under the Deferred Compensation Plan for Directors prior to 23 January 2003 (17,961) and deferred stock units under the Deferred Compensation Plan (133,797). Deferred stock units issued under the Deferred Compensation Plan are purchased for the fair market value of the underlying shares of stock with eligible deferred compensation.

The following equity compensation plans or programs were not approved by shareholders. All of these plans have either been discontinued or do not require shareholder approval because participants forego current compensation equal to the full market value of any share units credited under the plans.

Stock Incentive Program — No further awards will be made under this program. All stock options under this program were granted at fair market value on the date of grant, first became exercisable three years after grant, and terminate ten years after the date of grant or upon the holder’s earlier termination of employment for reasons other than retirement, disability, death, or involuntary termination due to Company action necessitated by business conditions.

Stock Option Plan for Directors — No further awards will be made under this plan. All stock options under this plan were granted at fair market value on the date of grant. The options became exercisable six months after grant and remain exercisable for nine and one-half years or, if earlier, two years following the date the director resigns from the Board (other than because of retirement, disability or death). This plan is no longer offered. Stock options may now be granted to directors under the Long-Term Incentive Plan; however, since September 2005, the compensation program for nonemployee directors has not provided stock options.

Deferred Compensation Plan for Directors — This plan is no longer offered. It was the prior vehicle for providing deferral stock units to the Company’s directors. The compensation program for nonemployee directors provides that directors have the opportunity to purchase deferred stock units with their retainers and meeting fees. New directors and directors continuing in office after the annual meetings are awarded an annual grant of deferred stock units. Each deferred stock unit entitles the director to one share of Company stock when paid out. Deferred stock units also accrue dividend equivalents which are equal to the dividends that would have been paid on a share of stock during the period the units are outstanding. Accumulated dividend equivalents are converted to deferred stock units on a quarterly basis. Deferred stock units are now provided to directors under the Long-Term Incentive Plan.

Deferred Compensation Plan — The Company’s Deferred Compensation Plan is an unfunded employee retirement benefit plan available to certain of the Company’s U.S.-based management and other highly compensated employees (and those of its subsidiaries) who receive awards under the Company’s Annual Incentive Plan, which is the annual cash bonus plan for executives and key salaried employees of the Company and its subsidiaries. Because participants forego current compensation to “purchase” deferred stock units for full value under the Plan, it is not required to be approved by shareholders under the NYSE listing standards. Under the Plan, participants may defer a portion of base salary which cannot be contributed to the Company’s Retirement Savings Plan, a 401(k) and profit-sharing plan offered to all salaried employees (“RSP”), because of tax limitations (“elective deferrals”) and earn matching contributions from the Company that they would have received if their elective deferrals had been contributed to the RSP (“matching credits”). In addition, participants in the Plan may defer all or a portion of their bonus awards under the Annual Incentive Plan (“bonus deferrals”) under the Deferred Compensation Plan. Finally, certain participants under the Plan who participate in the profit-sharing component of the RSP rather than the Company’s salaried pension plans receive contribution credits under the Plan which are a percentage of their salary ranging from 4-6% based on their years of service (“contribution credits”). The dollar amount of elective deferrals, matching credits, bonus deferrals, and contribution credits is initially credited to an unfunded account, which earns interest credits. Participants are periodically permitted while employed by the Company to irrevocably convert all or a portion of their interest-bearing account to deferred stock units in a Company stock account. Upon conversion, the Company stock account is credited with deferred stock units based on the fair market value of a share of Company stock on the date of crediting. Dividend equivalents corresponding to the number of units are credited quarterly to the interest-bearing account. Deferred stock units generally are paid after termination of employment in shares of Company stock.

The Deferred Compensation Plan was formerly known as the Supplementary Savings Plan. The name was changed in 2006 when the deferred bonus program, previously administered under the Annual Incentive Plan, was merged into this Plan.

APPENDIX A

GAAP RECONCILIATION

	Sales	Operating Income	Operating Margin	Income From Cont. Ops.	EPS Cont. Ops.	ROCE	Cost of Capital	Spread
FY07 Reported					$4.67

Donation/Sale of Cost Investment					($0.09)
Q307 Tax Audit Resolution					($0.12)
Q407 Tax Adjustments					($0.05)
Disc Ops Adjustments					($0.10)

FY07 Non-GAAP					$4.31
FY08 Reported (no Adjustments)					$4.97	12.9%	8.5%	4.4%
GAAP Growth—FY08					6.4%
Non-GAAP Growth—FY08					15.3%
FY09 Reported	8,256.2	846.3	10.3%	639.9	$3.00	8.2%	8.4%	-0.2%

Q109 Global Cost Reduction Plan		174.2		116.1	$0.55
Q309 Global Cost Reduction Plan		124.0		84.2	$0.39
Q309 Asset Actions		9.9		7.1	$0.04

FY09 Non-GAAP	8,256.2	1,154.4	14.0%	847.3	$3.98	10.4%	8.4%	2.0%
GAAP Growth—FY09					-39.6%
Non-GAAP Growth—FY09					-19.9%
FY10 Reported	9,026.0	1,389.0	15.4%	1,029.1	$4.74	11.8%	8.5%	3.3%

FY10 Acquisition—Related Costs		96.0		60.1	$0.28

FY10 Non-GAAP	9,026.0	1,485.0	16.5%	1,089.2	$5.02	12.4%	8.5%	3.9%
GAAP Growth—FY10		64.1%	5.1%		58.0%
Non-GAAP Growth—FY10		28.6%	2.5%		26.1%
GAAP 3 Year Average					8.3%			2.5%
Non-GAAP 3 Year Average					7.2%			3.4%

A-1

APPENDIX B

MARKET REFERENCE GROUP

Apache Corporation

Ashland, Inc.

Baker Hughes, Inc.

Ball Corporation

Baxter International

Boston Scientific Corporation

Celestica

Chesapeake Energy Corporation

ConAgra Foods, Inc.

Corning, Inc.

Devon Energy

Estee Lauder Companies, Inc.

Federal-Mogul Corporation

Goodrich Corp

H. J. Heinz Company

Harley-Davidson Motor Company

Hexion Specialty Chemicals

International Truck and Engine

Jacobs Engineering Group, Inc.

Kellogg Company

Knight, Inc.

Land O’Lakes, Inc.

Masco Corp

MeadWestvaco Corp

Newmont Mining Corp

Pitney Bowes, Inc.

Praxair Inc.

Reynolds American, Inc.

S. C. Johnson & Son, Inc.

Sanmina-SCI Corporation

Sara Lee Corp

Smithfield Foods

Stryker Corp

The Sherwin-Williams Company

The Williams Companies, Inc.

Trane

Transocean

VF Corp

Visteon Corporation

Weatherford

Western Digital

XTO Energy, Inc.

PEER REFERENCE GROUP

Du Pont (E. I) De Nemours

3M Co.

Illinois Tool Works

PPG Industries Inc.

Danaher Corp.

Parker-Hannifin Corp.

Praxair, Inc.

Dover Corp.

Eastman Chemical Co.

Cooper Industries Ltd.

Ecolab Inc.

Eaton Corporation

ITT Corporation

SPX Corporation

B-1

Driving Directions to Air Products and Chemicals, Inc. Corporate Headquarters

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, PA 18195-1501

610-481-4911

From Pennsylvania Turnpike (US 476)

–	Take Lehigh Valley Exit 56 (formerly exit 33) from Turnpike to Route 22 West, Harrisburg.

–	Follow Route 22 West to Trexlertown Exit (Exit 49A off Route 22 and I-78) onto Route 100 South.

–	Proceed on Route 100 South for 3 miles; continue straight, and at this point Route 100 becomes Trexlertown Road.

–	Proceed one more mile to the traffic light at Trexlertown Road and Hamilton Boulevard.

–	Turn left onto Hamilton Boulevard. Go under the RR bridge and proceed to the second traffic light.

–	Turn left at the “Visitor Entrance” sign (Gate 2) into the Air Products complex.

From Route 22

–	Take Exit 49A from Route 22 and I-78 onto Route 100 South.

–	Proceed on Route 100 South for 3 miles; continue straight, and at this point Route 100 becomes Trexlertown Road.

–	Proceed one more mile to a traffic light at Trexlertown Road and Hamilton Boulevard.

–	Turn left onto Hamilton Boulevard. Go under the RR bridge and proceed to the second traffic light.

–	Turn left at the “Visitor Entrance” sign (Gate 2) into the Air Products complex.

From Route 309 North and I-78 West

–	Take Exit 54A to Route 222 South (Hamilton Boulevard).

–	Follow 222 South to the traffic light at Mill Creek Road.

–	Turn left on Millcreek Road Proceed to Hamilton Boulevard.

–	Proceed south on Hamilton Boulevard.

–	Corporate Office is located on right side of highway. Turn right at the “Visitor Entrance” sign (Gate 2) into the Air Products complex.

From Route 309 South and I-78 East

–	Take Exit 54. At the bottom of the ramp, turn right onto Route 222 South (Hamilton Boulevard.).

–	Follow 222 South to the traffic light at Mill Creek Road.

–	Turn left on Millcreek Road Proceed to Hamilton Boulevard.

–	Proceed south on Hamilton Boulevard.

–	Corporate Office is located on right side of highway. Turn right at the “Visitor Entrance” sign (Gate 2) into the Air Products complex.

AIR PRODUCTS AND CHEMICALS, INC.

Annual Incentive Plan

As Amended and Restated Effective 1 October 2008

1. PURPOSES OF THE PLAN

The purposes of this Plan are to attract, motivate and retain high caliber people and to provide meaningful individual and group incentives within Air Products and Chemicals, Inc. (the “Company”) and Participating Subsidiaries. References in this Plan to the Company includes Participating Subsidiaries unless the context otherwise requires.

2. ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Management Development and Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) or such other committee of the Board consisting of such members (not less than three) as are appointed from time to time by the Board and who qualify as “outside directors” within the meaning of Section 162(m) of the Code.

The Committee shall have all necessary powers to administer and interpret the Plan, such powers to include authority (within the limitations described therein) to select the employees to whom awards will be granted under the Plan and determine the amount of any award to be made to any employee. In order to assist it in selecting employees and determining the amount of any award to be given to each employee selected, the Committee may take into consideration recommendations from the appropriate officers of the Company and the Committee may delegate to appropriate Company officers its authority to select award recipients and determine the amount of awards, within parameters established by the Committee, with respect to employees who are not Executive Officers.

The Committee shall have full power and authority to adopt such rules, regulations and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee’s interpretations of the Plan, and all action taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its shareholders and any employee of the Company or any Subsidiary.

3. ELIGIBILITY FOR PARTICIPATION

Participants in the Plan shall be selected by the Committee each year from among Executive Officers and other executives and key employees of the Company. The term “employee” shall mean any person employed by the Company on a salaried basis and the term “employment” shall mean employment by the Company or any Subsidiary. Employees who participate in other incentive or benefit plans of the Company may also participate in this Plan.

1

Awards under the Plan are for services rendered during a Fiscal Year, based on the performance of the Company during that Fiscal Year. No employee shall be eligible to receive an award under the Plan for a particular Fiscal Year unless the employee is in the employment of the Company on the last day of that Fiscal Year, provided, however, that an employee whose employment terminates during but before the end of a Fiscal Year on account of (i) Retirement, Disability or death, (ii) in connection with a divestiture of facilities, assets or businesses, elimination of positions, or a reorganization or reduction in the work force of the Company, (iii) because of leave of absence from the Company, or (iv) on or following a Change in Control, and who at the time of such termination of employment was eligible to participate in the Plan, shall be eligible to receive an award under the Plan for such Fiscal Year.

4. AWARDS

(a) Prior to the end of the first quarter of each Fiscal Year, the Committee shall establish performance measures which shall be the basis for determining the amount of awards, if any, to be paid under the Plan for the year. The performance measures must be based on business criteria disclosed to and approved by the shareholders of the Company in accordance with Section 162(m) of the Code, and may include financial and/or nonfinancial goals for the Company’s performance during the Fiscal Year. The performance measures may be stated in terms of a formula, schedule or any other basis upon which the maximum amount of an award to be paid can be objectively determined. The performance measures can be established for the Company as a whole or can be individually specified for certain Participants or business units. Different performance measures can be combined or stated in the disjunctive to arrive at the method for determining either the total amount to be paid or the amount to be paid to any individual Participant. The Committee may reserve discretion to adjust award amounts resulting from application of the established performance measure(s) but, in the case of Executive Officers who are “covered employees” under Section 162(m) of the Code, the Committee may not increase an award above the maximum determined under performance measure(s).

(b) Prior to the end of each Fiscal Year, the Committee shall (i) fix the classes of employees eligible to receive awards based upon job grade and salary levels, (ii) establish a minimum aggregate dollar amount of awards to be paid to employees of the Company and its U.S. Participating Subsidiaries who have not elected to defer any such awards that might be granted to them and (iii) establish such other procedures for the making of the awards as the Committee may deem desirable. The minimum amount established shall become an accrued liability of the Company on the last day of the Fiscal Year.

(c) After the close of the Fiscal Year, the Committee shall determine and certify in writing (in accordance with Section 162(m) of the Code) the extent to which the performance measures established under paragraph 4(a) above were satisfied. The amounts of awards to be granted to particular employees of the Company within the eligible classes shall be determined after the close of the Fiscal Year under procedures established by the Committee. The Committee shall, in approving the grant of awards to individual Participants for any Fiscal Year, take into consideration (i) the performance of the Company for the Fiscal Year based upon the performance measures selected by the Committee, and (ii) the contribution of the Participant during the Fiscal Year to the success of the Company, including his or her position and level of

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responsibility, the achievements of his or her division, group, department or other subdivision, and the recommendations of his or her superiors. No award or awards may be granted to any Participant for the same Fiscal Year having an aggregate value in excess of $4,000,000.

(d) Notwithstanding any other provisions of this Plan to the contrary, following or in connection with a Change in Control the Committee may, in its sole discretion, determine to pay awards for the portion of the current Fiscal Year preceding the Change in Control; provided, however, that no such award shall have an aggregate value which exceeds $4,000,000. The Committee shall determine in that connection the classes of employees eligible to receive awards based upon job grade and salary levels and the amounts of awards to be made with respect to particular employees within the eligible classes for said partial Fiscal Year, and shall undertake such other procedures for the making of the awards as the Committee may deem desirable. Such awards shall be due and payable to Participants within thirty days following the Committee’s determination to pay said awards under this paragraph 4(d) or at such earlier date as the Committee shall determine, but in no event earlier than the occurrence of a Change in Control.

5. FORM AND PAYMENT OF AWARDS

(a) Subject to the provisions of this paragraph 5 relating to deferred payment awards, awards for a particular Fiscal Year shall be distributed between November 15 and December 15 following the close of the Fiscal Year in cash. Once announced by or for the Committee to the Participant, awards shall not be subject to forfeiture for any reason, whether or not payable immediately or as a deferred payment award except as provided in paragraph 6(e); provided, however, that any award for a Fiscal Year will be paid to the Participant only if the Participant is employed by the Company or a Participating Subsidiary on the last day of the Fiscal Year, except as otherwise permitted by paragraph 3.

(b) At the discretion of the Committee, or the election of the Participant as permitted by paragraph 5(c), payment of all or a portion of an award to any Participant may be deferred until termination of the Participant’s employment with the Company. Such deferral shall, in the case of a U.S. employee, be made under the Air Products and Chemicals, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”).

(c) Any United States employee eligible to participate in the Plan may elect prior to the end of the second quarter of any Fiscal Year as to which an award may be granted to such employee, that all or a part of any amount to be awarded to him or her for such Fiscal Year shall be in the form of a deferred payment award. Once an employee elects a deferred payment award for the Fiscal Year, this election will be binding on both the employee and the Company with respect to any award the employee is granted for the Fiscal Year, except that, if the minimum amount established under paragraph 4(a) cannot be paid out currently if all elections are effected, a pro rata reduction shall be made in each electing Participant’s deferred award and any excess shall be paid out currently.

(d) Deferred payment awards shall be credited on the books of the Company, shall accrue earnings, and shall be paid out in accordance with, and otherwise subject to, the terms of the Deferred Compensation Plan.

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(e) Any deferred compensation award of a Participant that was outstanding as of 1 October 2006 and all earnings accrued thereon shall be transferred, as of such date, to a Deferred Compensation Account maintained on behalf of such Participant under the Deferred Compensation Plan.

6. MISCELLANEOUS PROVISIONS

(a) A Participant’s rights and interests under the Plan may not be assigned or transferred except, in the case of the Participant’s death, to his or her Designated Beneficiary or, in the absence of such designation, by will or the laws of descent and distribution.

(b) The Company shall have the right to deduct from awards hereunder paid any federal, state, local or foreign taxes required by law to be withheld with respect to such awards. The obligation of the Company to make delivery of awards shall be subject to currency or other restrictions imposed by any government.

(c) No employee of the Company or a Subsidiary or other person shall have any claim or right to be granted an award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any such employee any right to be retained in the employ of the Company, it being understood that all employees who have or may receive awards under this Plan are employed at the will of the Company and in accord with all statutory provisions.

(d) The costs and expenses of administering this Plan shall be borne by the Company and not charged to any award or to any employee or Participant receiving an award. However, the Company may charge the cost of any awards made to employees of Participating Subsidiaries, including administrative costs and expenses related thereto, to the respective Participating Subsidiaries by which such persons are employed.

(e) Notwithstanding any other Plan provision to the contrary, the Committee may, in its sole discretion, require repayment of any award made to a participant under the Plan or rescind any deferred payment award made under the Plan and not yet delivered to a participant under the Deferred Compensation Plan, where the award or deferred payment award was based in whole or part on the achievement of financial results that are subsequently the subject of a restatement; the Committee determines, in its sole discretion, that the Participant engaged in misconduct that created the need for the restatement; and a smaller award or deferred payment award would have been made to the Participant based upon the restated results. All determinations regarding enforcement, waiver, or modification of the foregoing repayment and rescission provision shall be made in the Committee’s sole discretion. Determinations do not need to be uniform and may be made selectively among individuals, whether or not similarly situated.

(f) The Plan shall be unfunded. Neither the Company, any Subsidiary, the Committee, nor the Board shall be required to segregate any assets that may at any time be represented by awards made pursuant to the Plan. Neither the Company, any Subsidiary, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

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(g) Unless otherwise expressly stated by the Committee with respect to an award, each award granted to a Participant under the Plan is intended to be fully deductible by the Company for federal income taxes and not subject to the deduction limitation of Section 162(m) of the Code, and the Plan shall be construed or deemed amended to the extent possible to conform any award to effect such intent. The Plan is intended to meet the short-term deferral exception under Code Section 409A, except for those payments deferred in accordance with the provisions of Section 5(c), such that payments made to Participants under the Plan are not deferred compensation subject to the provisions of Code Section 409A. The Plan shall be construed or deemed amended to the extent possible to effect such intent.

(h) In addition to terms defined elsewhere herein, the following terms as used in this Plan shall have the following meanings:

“Act” shall mean the Securities Exchange Act of 1934 as amended from time to time.

“Change in Control” shall mean the first to occur of any one of the events described below:

(i) Stock Acquisition. Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Act), other than the Company or a corporation, a majority of whose outstanding stock entitled to vote is owned, directly or indirectly, by the Company, or a trustee of an employee benefit plan sponsored solely by the Company and/or such a corporation, is or becomes, other than by purchase from the Company or such a corporation, the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding voting securities. Such a Change in Control shall be deemed to have occurred on the first to occur of the date securities are first purchased by a tender or exchange offeror, the date on which the Company first learns of acquisition of 30% of such securities, or the later of the effective date of an agreement for the merger, consolidation or other reorganization of the Company or the date of approval thereof by a majority of the Company’s shareholders, as the case may be.

(ii) Change in Board. During any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors, unless the election or nomination for election by the Company’s shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Such a Change in Control shall be deemed to have occurred on the date upon which the requisite majority of directors fails to be elected by the shareholders of the Company.

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(iii) Other Events. Any other event or series of events which, not withstanding any other provision of this definition, is determined, by a majority of the outside members of the Board of Directors of the Company serving in office at the time such event or events occur, to constitute a change in control of the Company for purposes of this Plan. Such a Change in Control shall be deemed to have occurred on the date of such determination or on such other date as such majority of outside members of the Board shall specify.

“Code” shall mean the United States Internal Revenue Code, as amended and restated from time to time, and regulations thereunder.

“Designated Beneficiary” shall mean the person or persons last designated as such by the Participant on a form filed by him or her with the Committee in accordance with such procedures as the Committee shall approve, provided, however, that in the absence of the filing of such a form with the Company the Designated Beneficiary shall be the person or persons who are the Participant’s beneficiary or beneficiaries of the Company’s basic life insurance.

“Executive Officer” shall mean an officer designated by the Board as an “Executive Officer” for purposes of the United States Securities Laws.

“Disability” shall mean permanent and total disability of an employee participating in the Plan as determined by the Committee in accordance with uniform principles consistently applied, upon the basis of such evidence as the Committee deems necessary and desirable.

“Fiscal Year” shall mean the twelve-month period used as the annual accounting period by the Company.

“Participant” shall mean, as to any award granted under this Plan and for so long as such award is outstanding, the employee to whom such award has been granted.

“Participating Subsidiary” shall mean any Subsidiary designated by the Committee to participate in this Plan which Subsidiary requests or accepts, by action of its board of directors or other appropriate authority, such designation.

“Retirement” shall mean separating from service with the Company or a Subsidiary on or after a customary retirement age for the Participant’s location, with a fully vested interest and the right to begin receiving immediate pension benefits under the Company’s Pension Plan for Salaried Employees or under another defined benefit pension plan sponsored or otherwise maintained by a Subsidiary for its employees in the absence of the Pension Plan or such other pension plan being applicable to any Participant, under a defined contribution plan under which the Participant accrues his or her primary retirement benefit, or otherwise as determined by the Committee in its sole discretion.

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“Subsidiary” shall mean any domestic or foreign corporation, partnership, association, joint stock company, trust or unincorporated organization affiliated with the Company whether or not controlling, controlled by or under common control with the Company.

7. AMENDMENTS AND TERMINATION

The Committee may at any time terminate or from time to time amend or suspend this Plan in whole or in part; provided, however, that no such amendment shall, without the consent of the Participant to whom an award has already been granted hereunder, operate to annul such award.

Unless approved by a vote of a majority of the shares present and entitled to be voted at a meeting of shareholders, no amendment shall be effective to increase the maximum amount which may be awarded to any individual for the same Fiscal Year.

8. EFFECTIVE DATE, PAST AMENDMENTS AND TERM OF THE PLAN

This Plan, originally denominated the “Air Products and Chemicals, Inc. 1979 Incentive Compensation Plan”, became effective for the Fiscal Year commencing on October 1, 1978 for awards to be made for years to and including Fiscal Year 1983, following approval by a majority of those present at the January 19, 1978 annual meeting of shareholders of the Company and entitled to vote thereon. The Plan was thereafter amended as permitted by its terms effective October 1, 1982 by action of the Board of Directors. The Plan, as amended effective October 1, 1983, was continued in effect indefinitely until terminated, amended or suspended as permitted under paragraph 9 following approval by the holders of a majority of the outstanding shares of Common Stock of the Company at the January 26, 1984 annual meeting of shareholders of the Company. The Plan was thereafter amended as permitted by its terms effective March 1, 1986, October 1, 1986, July 15, 1987, and October 1, 1989 by action of the Committee. The Plan was renamed the 1990 Annual Incentive Plan and restated effective as of October 1, 1989. The Plan was renamed the 1997 Annual Incentive Plan, amended and restated effective as of October 1, 1996. The Plan was thereafter amended as permitted by its terms effective as of April 1, 1998, and effective as of January 1, 2000, and September 20, 2000 by action of the Committee. The Plan was renamed the Annual Incentive Plan, amended and restated as of October 1, 2001. The Plan was thereafter amended as permitted by its terms effective October 1, 2006 and September 19, 2007 and is restated, as set forth herein, as of October 1, 2008.

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AIR PRODUCTS AND CHEMICALS, INC. 7201 HAMILTON BLVD. ALLENTOWN, PA 18195-1501

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VOTE BY PHONE - 1-800-690-6903

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M28500-P03195-Z54163	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AIR PRODUCTS AND CHEMICALS, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:	☐	☐	☐
1.	ELECTION OF DIRECTORS: To elect the nominees listed below as directors for three-year terms:
Nominees:
01) Chadwick C. Deaton
02) Michael J. Donahue
03) Ursula O. Fairbairn
04) Lawrence S. Smith

						For	Against	Abstain
2.	APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. Ratification of appointment of KPMG LLP, as independent registered public accountants for fiscal year 2011.					☐	☐	☐
3.	ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION. To approve the compensation of Executive Officers.					☐	☐	☐
The Board of Directors recommends you vote for 3 years:					1 Year	2 Years	3 Years	Abstain
4.	FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION. To recommend, by non-binding vote, the frequency of advisory vote on Executive Officer compensation.				☐	☐	☐	☐
The Board of Directors recommends that you vote FOR the following:						For	Against	Abstain
5.	APPROVAL OF ANNUAL INCENTIVE PLAN TERMS. To approve the Annual Incentive Plan terms to permit exclusion from tax deduction limits.					☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

Admission Ticket

Annual Meeting of

Air Products and Chemicals, Inc.

Thursday, January 27, 2011 - 2:00 p.m.

Air Products and Chemicals, Inc. Corporate Headquarters

7201 Hamilton Boulevard

Allentown, PA

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M28501-P03195-Z54163

Air Products and Chemicals, Inc.

Annual Meeting of Shareholders - January 27, 2011

Proxy

This Proxy is solicited on Behalf of the Board of Directors

Your signature on the reverse appoints John E. McGlade, Paul E. Huck and John D. Stanley, or any one of them, with full power of substitution, to represent you at the annual meeting of shareholders of Air Products and Chemicals, Inc. on Thursday, January 27, 2011, at 2:00 p.m., and at any adjournments thereof, and to vote at such meeting the shares which you would be entitled to vote if personally present, as directed on the reverse side, and to vote in their judgment upon all other matters which may properly come before the meeting and any adjournments thereof.

This proxy will be voted as directed, but if no instructions are given for voting on the matters listed on the reverse side, this proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the proxy holders will have discretion to vote on those matters in accordance with their best judgment. Shareholders who are present at the meeting may withdraw their Proxy and vote in person if so desired.

Air Products and Chemicals, Inc. Retirement Savings Plan Participants

The person signing on the reverse directs that Fidelity Management Trust Company As Trustee for Air Products and Chemicals, Inc. Retirement Savings Plan vote the shares of common Stock of Air Products and Chemicals, Inc. represented by units of interest (the “shares”) allocated to his or her account under the Retirement Savings Plan at the annual meeting of shareholders of Air Products and Chemicals, Inc. to be held on January 27, 2011 as directed on the reverse side.

In accordance with the terms of the Trust Agreement, the Trustee will tabulate the instructions from all participants and vote all shares held in the trust according to the instructions. If no voting instructions are received by January 24, 2011, the Trustee will vote the shares in the same proportions as shares held under the Plan for which directions have been received.